UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

A. Schulman Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3637 Ridgewood Road

Fairlawn, Ohio 44333

October 31, 2014

To Our Stockholders:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 12, 2014, at 10:00 a.m. local time, at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333.

Details of the business to be conducted at the Annual Meeting are provided in the attached notice of annual meeting and proxy statement. As a stockholder, you are being asked to vote on a number of important matters. First, we are asking you to elect ten directors whose terms will expire at the annual meeting in 2015. Information regarding the proposed director nominees, each of whom is currently serving as a director, is located in the enclosed proxy statement. Second, we are asking you to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015. Third, we are asking you to consider and approve, on an advisory basis, the compensation of certain of our executive officers. Finally, we are asking you to approve our 2014 Equity Incentive Plan.

Your vote on these matters is important, regardless of the number of shares you own, and all stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. In order to ensure your shares are represented, we urge you to execute and return the enclosed form of proxy, or to submit your proxy electronically through the Internet or by telephone promptly.

Sincerely,

JOSEPH M. GINGO
Chairman, President and Chief Executive Officer

3637 Ridgewood Road

Fairlawn, Ohio 44333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of A. Schulman, Inc. (“A. Schulman” or the “Company”) will be held at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333, on Friday, December 12, 2014, at 10:00 a.m. local time, for the purpose of considering and acting upon the following matters, all of which are more completely set forth in the accompanying proxy statement:

1.	election of ten directors;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015;

3.	approval, on an advisory basis, of the compensation of the Company’s named executive officers;

4.	approval of the Company’s 2014 Equity Incentive Plan (the “2014 Equity Plan”); and

5.	transaction of any other business as may properly come before the stockholders at the Annual Meeting and any adjournments thereof.

Stockholders of record at the close of business on October 17, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Your Board of Directors recommends that you vote: (i) “FOR” the election of each of the director nominees; (ii) “FOR” the ratification of PricewaterhouseCoopers LLP; (iii) “FOR” approval of the compensation of the Company’s named executive officers; and (iv) “FOR” approval of adoption of the 2014 Equity Plan.

By order of the Board of Directors,

DAVID C. MINC
Vice President, Chief Legal Officer and Secretary

Fairlawn, Ohio

October 31, 2014

Your vote is important. Stockholders are requested to complete, date, sign and return the enclosed WHITE PROXY CARD in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes electronically through the Internet or by telephone.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission (the “Commission”) permits companies to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, stockholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. A. Schulman, Inc. has not instituted householding for stockholders of record; however, a limited number of brokerage firms may have instituted householding for beneficial owners of A. Schulman, Inc. common stock held through such brokerage firms. If your family has multiple accounts holding shares of A. Schulman, Inc. common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of the accompanying proxy statement or A. Schulman’s annual report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 12, 2014

The proxy statement, Form 10-K for the year ended August 31, 2014 and the 2014 Annual Report to Stockholders are available at www.proxyvote.com.

3637 Ridgewood Road

Fairlawn, Ohio 44333

PROXY STATEMENT

October 31, 2014

GENERAL INFORMATION

The accompanying proxy is being solicited by the Board of Directors (the “Board” or “Board of Directors”) of A. Schulman, Inc. (“A. Schulman” or the “Company,” although references to we, our and us also refer to A. Schulman) for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 12, 2014 at 10:00 a.m., local time, and any adjournments thereof. The mailing address of the Company’s principal executive offices is 3637 Ridgewood Road, Fairlawn, Ohio 44333. To obtain directions to attend the Annual Meeting, please contact us at (330) 666-3751. We plan to commence mailing a Notice Regarding the Availability of Proxy Materials to our shareholders on or about October 31, 2014. Shareholders who have previously requested the continued receipt of printed proxy materials will receive this proxy statement, together with the related proxy and A. Schulman’s 2014 Annual Report to Shareholders (the “Annual Report”) by mail.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and Where Will the Annual Meeting Be Held?

Our Annual Meeting will be held on Friday, December 12, 2014, at 10:00 a.m., local time, at The Hilton Inn West, 3180 West Market Street, Akron, Ohio 44333.

Why Did I Receive These Proxy Materials?

You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that the Company is required to provide to you under the rules of the Commission and is intended to assist you in voting your shares.

Who May Vote at the Annual Meeting?

The Board of Directors has set October 17, 2014 as the “record date” for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on October 17, 2014, there were 29,127,212 shares of our common stock, $1.00 par value, outstanding. Each share of common stock entitles the holder to one vote on each item to be voted upon at the Annual Meeting and there is no cumulative voting.

What Is the Difference Between Holding Shares as a “Stockholder Of Record” and as a “Beneficial Owner”?

If your shares are registered directly in your name, you are considered the “stockholder of record” of those shares. We have sent these proxy materials directly to all “stockholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the stockholder of record for purposes of voting such shares at the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common stock held in your account by following the voting instructions the organization provides to you.

How Do I Vote?

Stockholders of record may vote on matters that are properly presented at the Annual Meeting in four ways:

•	by completing the accompanying proxy and returning it in the envelope provided (if you received physical copies of our proxy materials),

•	by voting telephonically,

•	by voting electronically via the Internet, or

•	by attending the Annual Meeting and voting in person.

For the Annual Meeting, we are offering stockholders of record the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting the enclosed proxy by mail, stockholders of record may vote by telephone or via the Internet by following the procedures described on the enclosed proxy. In order to vote via telephone or the Internet, please have the enclosed proxy in hand, and call the number or go to the website listed on the proxy and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers. The deadline for voting through the Internet or by telephone is 11:59 p.m., Eastern Time, on December 11, 2014.

If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the Annual Meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other stockholder of record, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on October 17, 2014 in order to vote in person.

How Will My Shares be Voted?

If you vote by mail, through the Internet, by telephone or in person, your shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your shares will be voted:

•	“FOR” the election of each of the director nominees listed under “PROPOSAL ONE — ELECTION OF DIRECTORS,”

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015 under “PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,”

•	“FOR” the approval of the compensation of our named executive officers under “PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION,” and

•	“FOR” the approval the Company’s 2014 Equity Plan under “PROPOSAL FOUR — APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN.”

Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees and “FOR” Proposals Two, Three and Four.

Can Other Matters be Decided at The Annual Meeting?

On the date that this proxy statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the persons appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	the execution of a later dated proxy with respect to the same shares,

•	the execution of a later casted Internet or telephone vote with respect to the same shares,

•	giving notice in writing to the Corporate Secretary at A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn, Ohio 44333, or

•	notifying the Corporate Secretary in person at the Annual Meeting.

If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on October 17, 2014. Attending the Annual Meeting will not, by itself, revoke your proxy.

Who Pays the Cost of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of annual meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by our directors, officers and employees. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. We have engaged Broadridge to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The costs of such services are estimated at $8,000, plus reasonable distribution and mailing costs.

How Many Shares of Common Stock Must be Represented at the Annual Meeting in Order to Constitute a Quorum?

At least 14,563,607 shares of common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions are counted as present for purposes of determining a quorum. Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other stockholder of record how to vote their shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally do not have the same effect as a negative vote on the matter.

What are the Voting Requirements to Elect the Directors and to Approve the Other Proposals Discussed in this Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented at the Annual Meeting is as follows:

Proposal	Vote Required
• PROPOSAL ONE — ELECTION OF DIRECTORS

•       We have adopted a majority voting policy for the election of directors in uncontested elections. In an uncontested election, director nominees must receive the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the election of individual nominees specified on the proxy and will have no effect other than to be counted for quorum purposes. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on each director nominee.

• PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•       The proposal to ratify the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Two. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two.

Proposal	Vote Required

• PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

•     The proposal to approve the resolution regarding the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Three. Broker non-votes will not be counted for the purpose of determining whether Proposal Three has been approved and will have no effect other than to be counted for quorum purposes. Abstentions will be counted as present and entitled to vote for purposes of Proposal Three and, thus, will have the same effect as a vote against Proposal Three. As this is an advisory vote, the outcome of the vote is not binding on the Compensation Committee or the Board of Directors with respect to future executive compensation decisions, including those relating to the Company’s named executive officers, or otherwise. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

• PROPOSAL FOUR — APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN

•     The proposal to approve the 2014 Equity Plan requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Three. Broker non-votes will not be counted for the purpose of determining whether Proposal Four has been approved and will have no effect other than to be counted for quorum purposes. Abstentions will be counted as present and entitled to vote for purposes of Proposal Four and, thus, will have the same effect as a vote against Proposal Four.

When Must Stockholder Proposals for the 2015 Annual Meeting of Stockholders Be Submitted?

Any stockholder who intends to present a proposal at the annual meeting of stockholders in fiscal 2015 must deliver such proposal to our corporate Secretary at A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn, Ohio 44333:

•	not later than July 3, 2015, if the proposal is submitted for inclusion in our proxy materials for the meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or

•	not earlier than August 15, 2015 and not later than September 14, 2015, if the proposal is submitted pursuant to our Amended and Restated By-Laws (the “By-Laws”). We reserve the right to exercise discretionary voting authority on such proposals if a stockholder has failed to submit their proposal within the designated time period.

CORPORATE GOVERNANCE

The Board of Directors has long followed, both formally and informally, corporate governance principles designed to assure that the Board, through its membership, composition and committee structure, is able to provide informed, competent and independent Company oversight.

Director Independence

Under the corporate governance listing standards of the NASDAQ Global Select Market (“NASDAQ”) and the Corporate Governance Guidelines for the Board of Directors (the “Corporate Governance Guidelines”), a majority of the members of the Board of Directors must satisfy NASDAQ’s criteria for “independence.” The NASDAQ independence standards include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company, to determine whether there are any relationships which would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. To be considered independent, the Board of Directors affirmatively determines that the director has no material relationship with the Company, and each independent director individually affirms, respectively, his independence under the NASDAQ standards. The Board has determined that each of the directors and nominees named below, who are all the directors other than Mr. Gingo and Mr. Rzepka, are independent under applicable NASDAQ standards:

Eugene R. Allspach	Lee D. Meyer
Gregory T. Barmore	James A. Mitarotonda
David G. Birney	Ernest J. Novak, Jr.
Michael A. McManus, Jr.	Dr. Irvin D. Reid

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which are available on the Company website at www.aschulman.com. The Corporate Governance Guidelines are intended to assure that director qualifications, committee structure and overall Board processes provide good corporate governance and independent oversight of our management.

Board Committees

The standing committees currently established by the Board of Directors consist of the following: (i) Executive Committee; (ii) Audit Committee; (iii) Compensation Committee; (iv) Nominating and Corporate Governance Committee; and (v) Finance Committee.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board. In practice, the Executive Committee acts in place of the full Board of Directors only when emergency issues or scheduling makes it difficult or impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next meeting of the Board of Directors. The Executive Committee consists of Messrs. Gingo, Mitarotonda and Birney. The Executive Committee held no meetings during the 2014 fiscal year.

Audit Committee

The Audit Committee operates under a written charter that reflects the corporate governance principles advocated by the Commission and the rules and listing standards of NASDAQ. The Audit Committee consists of Messrs. Novak (Chair), Allspach, Curd, McManus, and Meyer. The primary purposes of the Audit Committee are: (i) to assist the Board of Directors in fulfilling its responsibility to oversee our accounting and financial reporting processes, including the quality and integrity of our financial statements and other financial information we provide to any governmental or regulatory body, the public or certain other users thereof; (ii) to assist the Company in fulfilling our compliance with legal and regulatory requirements; (iii) to analyze and review the qualifications, independence and performance of, and our relationship with, our independent registered public accounting firm; (iv) to analyze and review the performance of Company systems of internal accounting and financial controls; (v) to analyze and review the effectiveness of Company processes of internal auditing; and (vi) to assist the Board in monitoring our independent registered public accounting firm in the annual independent audit of our financial statements and the effectiveness of our internal control over financial reporting. The functions performed by the Audit Committee include: (1) reviewing the financial statements with management and our independent registered public accounting firm before publication; (2) reviewing with management and our independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (3) reviewing with the Chief Executive Officer and Chief Financial Officer any issues pertaining to the certifications required to accompany the filing of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any other information required to be disclosed in connection therewith; (4) overseeing our internal accounting and financial controls; (5) reviewing legal matters that may have a material impact on our financial statements or compliance policies; (6) establishing procedures for the proper handling of complaints concerning accounting or auditing matters; (7) considering the scope of non-audit services to be performed by our independent registered public accounting firm; (8) reviewing and approving in advance the annual audit plan and scope of work to be performed by the independent registered public accounting firm; (9) overseeing the appointment, compensation, retention and independence of the Company’s independent registered public accounting firm; (10) pre-approving all auditing services and permitted non-audit services to be performed by our independent registered public accounting firm; and (11) reviewing all related party transactions that are required to be reported under Item 404(a) of Regulation S-K. Additionally, the Audit Committee oversees our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, which requires that we establish, maintain and assess adequate internal control structures and procedures for financial reporting.

NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. We believe that each member of the Audit Committee, as constituted, satisfies this requirement. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions do not assure: (i) that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States); (ii) that our financial statements are presented in accordance with the accounting principles generally accepted in the United States (“GAAP”); or (iii) that our independent registered public accounting firm is in fact “independent.” A more complete description of these and other Audit Committee functions is contained in the Audit Committee’s Charter, a copy of which is available on our website at www.aschulman.com.

The Audit Committee held a total of seven meetings during the 2014 fiscal year. The Audit Committee reviewed with PricewaterhouseCoopers LLP and management our interim financial results prior to the filing of each of our Quarterly Reports on Form 10-Q. The Board has determined that each of the members of the Audit Committee is “independent” as defined under Rule 5605(a)(2) and Rule 5605(c)(2)(A) of the NASDAQ listing standards. The Board has also determined that the Chair of the Audit Committee, Ernest J. Novak, Jr., is an “audit committee financial expert” as defined in regulations adopted by the Commission.

Compensation Committee

The primary purpose of the Compensation Committee is to supervise and, to the extent consistent with the Corporate Governance Guidelines, exercise the powers of the Board of Directors with respect to overseeing the use of corporate assets in compensating our executive officers. The Compensation Committee consists of Messrs. Barmore (Chair), Birney, Mitarotonda, Novak, and Yasinsky. The Compensation Committee has overall responsibility for executive succession planning, management development and approving and evaluating the incentive compensation plans, policies and programs of the Company. As set forth in the Compensation Committee’s Charter, the functions to be performed by the Compensation Committee include: (i) setting the salary and other compensation of the Chief Executive Officer and our other executive officers; (ii) reviewing Company incentive compensation pools prior to the annual determination of individual cash and equity-based incentive awards; (iii) approving all employment, change-in-control and severance agreements, as well as all annuity contracts and benefit or perquisite plans or programs (other than broad-based employee plans or programs), which are proposed for executive officers and certain managers; (iv) periodically reviewing our compensation programs and policies to confirm their alignment with our annual and long-term goals and the interests of the stockholders; and (v) administering, implementing and interpreting our long-term incentive plans, which includes the ability to grant stock options, restricted stock, stock appreciation rights, performance incentives, and similar plans and arrangements. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to one or more members of the Committee; provided, however, that such members must conduct business in accordance with the Compensation Committee Charter. In addition, the Compensation Committee may delegate to the Chief Executive Officer, or another executive designee, the authority to approve salary and other compensation for employees below the executive officer level in accordance with overall pools, policy guidelines and limits approved by the Committee. Pursuant to its Charter, the Compensation Committee has the authority to retain special counsel, compensation consultants and other experts as it deems appropriate, to carry out its functions and to approve the retention terms for any such counsel, consultants or experts. A more complete description of these and other Compensation Committee functions is contained in the Compensation Committee’s Charter, a copy of which is available on our website at www.aschulman.com and in the Compensation Discussion and Analysis section of this proxy statement beginning on page 17. The Compensation Committee held five meetings during the 2014 fiscal year. The Board has determined that each of the members of the Compensation Committee is “independent” as defined under Rule 5605(a)(2) of the NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or has been, an employee or officer of the Company, and there are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

Relationship with Executive Compensation Advisers

As permitted by the Compensation Committee Charter, the Compensation Committee retained the services of Pay Governance, LLC (“Pay Governance”) as its primary outside compensation adviser for fiscal 2014 to provide consulting services with respect to the Company’s compensation practices. Pursuant to the terms of its engagement by the Compensation Committee, Pay Governance generally reviewed, analyzed and provided advice regarding our executive compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” and provided information and advice on competitive compensation practices and trends, along with specific views on our executive compensation programs. In its role as compensation consultant, representatives of Pay Governance engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee and the Committee’s other advisors, providing them with their opinions with respect to the design and implementation of current or proposed compensation programs. Pay Governance did not provide the Company with any consulting services other than those required in the scope of its support of the Compensation Committee. During fiscal 2014, Pay Governance reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate Pay Governance.

During fiscal 2014, the Compensation Committee also engaged the law firm of Vorys, Sater, Seymour and Pease LLP (“Vorys”) to provide certain legal advisory services to the Compensation Committee from time to time. In that role, Vorys reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate Vorys for such services.

The Compensation Committee must consider certain independence factors before selecting compensation consultants and other compensation advisers. In connection with the foregoing, the Compensation Committee reviewed, considered and discussed the relevant factors established by NASDAQ to determine such independence, both through surveying Pay Governance and Vorys, and by soliciting input from the members of the Compensation Committee through our annual director and officer questionnaires. Based on this review, consideration and discussion, the Compensation Committee determined that the work performed and to be performed by Pay Governance as the Committee’s primary compensation adviser for fiscal 2014, and the work performed and to be performed by Vorys on behalf of the Committee, has not raised and does not raise any conflict of interest. The Compensation Committee also determined that Pay Governance and Vorys qualify as independent for purposes of the Exchange Act and the NASDAQ Corporate Governance Requirements.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are: (i) to identify individuals qualified to become directors; (ii) to recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board to fill a vacancy; (iii) to recommend to the Board of Directors the composition and chairs of Board committees; (iv) to develop and recommend to the Board of Directors guidelines for effective corporate governance; and (v) to lead an annual review of the performance of the Board of Directors and each of its committees. The Nominating and Corporate Governance Committee consists of Messrs. Reid (Chair), Allspach, Barmore, Birney, and McManus. A more complete description of these and other Nominating and Corporate Governance Committee functions is contained in the Nominating and Corporate Governance Committee’s Charter, a copy of which is available on our website at www.aschulman.com. The Nominating and Corporate Governance Committee held four meetings during the 2014 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” as defined under Rule 5605(a)(2) of the NASDAQ listing standards.

Director Nominations

In its role as the nominating body for the Board of Directors, the Nominating and Corporate Governance Committee reviews the credentials of potential director candidates (including potential candidates recommended by stockholders), conducts interviews and makes formal recommendations to the Board for the annual election or interim appointment of directors. In making its recommendations, the Nominating and Corporate Governance Committee considers a variety of factors, including, but not limited to:

•	whether the prospective candidate has demonstrated achievements in business, education or public service or otherwise possesses the requisite intelligence, education and experience to make a significant contribution to the membership of the Board of Directors;

•	whether the prospective candidate will contribute a range of skills and a diversity of perspectives to the Board;

•	whether the prospective candidate possesses the highest ethical standards, a strong sense of professionalism and is prepared to serve the interests of all stockholders; and

•	whether the prospective candidate has the ability and willingness to commit adequate time to Board and committee matters.

As listed above, diversity of viewpoints, background, experience and other demographics are a few of several criteria on which the Nominating and Corporate Governance Committee bases its evaluation of potential candidates for director positions. Although we do not have a specific diversity policy for director candidates, the inclusion of diversity in the listed criteria reflects the Board of Director’s belief that diversity is an important component of an effective Board and the Nominating and Corporate Governance Committee considers diversity aspects when it evaluates director candidates and their specific skills, expertise and background.

For those director candidates who are also Company employees, the Nominating and Corporate Governance Committee considers members of the executive management of the Company who have or are in the position to have a broad base of information about the Company and our business. The Board of Directors Candidate Guidelines are attached as Exhibit A to the Corporate Governance Guidelines, a copy of which is available on our website at www.aschulman.com. The Nominating and Corporate Governance Committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees and may do so again in the future.

The Nominating and Corporate Governance Committee will consider recommendations for nominees to stand for election as director those persons who are recommended in writing by any stockholder in accordance with the Procedures for Stockholders to Recommend Candidates for Directors (which are available on our website at www.aschulman.com). Any stockholder wishing to recommend an individual to be considered by the Nominating and Corporate Governance Committee as a nominee for election as a director should send a signed letter of recommendation to the following address: A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn,

Ohio 44333, Attention: Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. We may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The Nominating and Corporate Governance Committee did not receive any such recommendation from a shareholder for the 2014 Annual Meeting. The Nominating and Corporate Governance Committee does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by Board members, executive officers or other sources.

Strategic Committee

During fiscal 2014, the Board of Directors determined that the primary functions formerly served by its Strategic Committee (investigating and evaluating strategic alternatives available to the Company, working with management on long-range strategic planning, and identifying potential new business opportunities), no longer required a specific committee of the Board to help provide director oversight. Accordingly, the Board of Directors discontinued the Strategic Committee at the end of calendar year 2013. Until that time, the Strategic Committee had consisted of Messrs. Curd (Chair), Barmore, McManus, Meyer, Mitarotonda, and Yasinsky. The Strategic Committee met two times in fiscal 2014 prior to its discontinuance.

Finance Committee

During calendar year 2014, the Board of Directors established the Finance Committee as a standing committee of the Board. The primary functions conducted by the Finance Committee include oversight of the processes that the Company’s executives use to manage, and review of the information and recommendations provided by management with respect to the Company’s capital structure, short-term investment policy, foreign currency financial exposures and hedging programs, risk management and insurance programs, financial impact of employee plans, dividend and other capital policies and programs, and global treasury and liquidity management strategies. A more complete description of these and other Finance Committee functions is contained in the Finance Committee Charter, which is available on our website at www.aschulman.com. The Finance Committee consists of Messrs. Meyer (Chair), Curd, Mitarotonda, Reid, and Yasinsky. The Finance Committee held two meetings during fiscal 2014.

Attendance at Meetings

There were ten meetings of the Board of Directors during fiscal 2014. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and any committees thereof on which such director served during the year. In accordance with our Corporate Governance Guidelines, directors are expected to attend all meetings of the Board of Directors (although it is understood that, on occasion, a director may not be able to attend a meeting). Directors are also encouraged to attend the Annual Meeting. All members of the Board of Directors attended the annual meeting of stockholders held on December 12, 2013.

Board Leadership and Lead Independent Director

Since his appointment as President and Chief Executive Officer in 2008, Joseph M. Gingo has served as Chairman of the Board of Directors. The Board of Directors believes that Mr. Gingo has been best situated to serve as Chairman based upon his significant Company leadership position and his in-depth familiarity with our business and industry, and that Mr. Gingo’s current combined role as Chairman and Chief Executive Officer has allowed him to effectively identify our strategic priorities and lead Board discussions on the execution of Company strategy. The Board of Directors has also announced its intent to reappoint Mr. Gingo as Chairman after his intended retirement effective December 31, 2014, pending his reelection to the Board at the 2014 Annual Meeting. While each of our non-employee directors brings unique experience, oversight and expertise from outside the Company and its industry, Mr. Gingo’s Company-specific past experiences and expertise will allow him to continue to effectively direct Board discussions and focus Board decision-making on those items most important to our overall success.

While the Board of Directors believes that the continued role of Mr. Gingo as Board Chairman will provide a continuity of leadership at the Board level, and will now separate the roles of Chairman and Chief Executive Officer, the Board also recognizes the importance of its responsibility to provide independent oversight of Company management generally, and to make independent performance, risk, and compensation related decisions regarding management. Therefore, to help maintain an appropriate balance between the Board’s focus on strategic development with its independent management oversight responsibilities, the Board created the position of Lead Independent Director in 2005. David G. Birney currently serves as our Lead Independent Director. In that role, he is responsible for presiding at all executive sessions of the Board of Directors, acting as an active liaison among our independent directors, maintaining frequent contact with Mr. Gingo (previously as Chief Executive Officer and Chairman and in the future as Chairman), and being advised generally on the progress of Board and committee meetings. Through this long-served role of an active, engaged Lead Independent Director, the Board of Directors continues to believe that it appropriately balances its leadership structure between promoting strategic development and actively overseeing management through independent Board leadership, even though the roles of Board Chairman, to be fulfilled by Mr. Gingo, and Chief Executive Officer, to be fulfilled by Mr. Rzepka, have been separated. The Board of Directors also believes that this new leadership structure will continue to further an environment of independent, open and efficient communication with management, which is consistent with the Company’s four guiding principles: Open, Honest, Listen and Accountable.

Board’s Role in Risk Oversight

Our Board of Directors has oversight responsibility of our enterprise risk management (“ERM”), while management is primarily responsible for the day-to-day risk management processes. We face risks in a variety of areas including, but not limited to, strategy, operations, finance, legal, marketing, information technology, human resources, communications and procurement. In order to effectively identify, evaluate and manage our potential risks, the Board of Directors and management have jointly developed an extensive ERM program under which management, with Board oversight, has identified the primary risks facing our business, operations and strategy. As part of the risk identification process, management annually conducts interviews with our key business and functional leaders to help develop and identify risk action items. Thereafter, for each action item, the Board of Directors and management: (i) assign a specific prioritization level; (ii) identify ways to mitigate and manage such action item; and (iii) delegate responsibility to a particular unit or group for addressing each action item. As part of the ERM process, management regularly reports and discusses identified risk action items with the Board or a designated Board committee to which the Board has allocated responsibility to examine identified items arising in a specific committee’s area of responsibility. For example, the Compensation Committee is given responsibility for overseeing risk management with respect to our executive and non-executive compensation programs and practices, including incentive compensation, to help ensure that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on our Company. In addition, while the Board of Directors remains ultimately responsible for ERM oversight, the Board has delegated to the Strategic Committee the responsibility to assist in the Board’s review of management’s ERM process and to help ensure that risk responses are effectively implemented.

Code of Conduct

The Board of Directors has adopted a Global Code of Conduct applicable to our officers and employees and a Director Code of Conduct, each of which is available on our website at www.aschulman.com. To further assure compliance, we maintain a worldwide hotline that allows our employees to report confidentially any suspected violation of our Global Code of Conduct. We intend to satisfy the disclosure requirements regarding an amendment to or a waiver from a provision of our Global Code of Conduct that apply to our executive officers by posting such information on our website at www.aschulman.com.

Executive Sessions

Executive sessions of non-employee directors are held at each meeting of the Board of Directors, including the meetings held during the 2014 fiscal year, unless the circumstances are determined by the Board of Directors to not require an executive session (such as certain special meetings held via teleconference).

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors by mail or courier delivery addressed as follows: A. Schulman, Inc., c/o Corporate Secretary, 3637 Ridgewood Road, Fairlawn, Ohio 44333. In general, the Corporate Secretary will forward all such communications to the Chair of the Nominating and Corporate Governance Committee. The Chair of the Nominating and Corporate Governance Committee will in turn determine whether the communication should be forwarded to other members of the Board of Directors and, if so, forward them accordingly. However, for communications addressed to a particular member of the Board of Directors or the Chair of a particular committee, our Corporate Secretary will forward such communications directly to the Board member so addressed.

Certain Relationships and Related Transactions

Pursuant to the provisions of its Charter, the Audit Committee is charged with evaluating any transaction or series of transactions which involve the Company, a “related person” and the amount involved exceeds $120,000. According to the rules of the Commission, a “related person” is defined as a director, officer, nominee for director, or five percent stockholder of the Company since the beginning of the last fiscal year and their immediate family members. Pursuant to the Audit Committee Charter, all related person transactions must be referred to the Audit Committee for approval, ratification, revision or termination. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved. During fiscal 2014, there were no related person transactions to be brought before the Audit Committee for approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of the common stock to file reports of ownership and changes in ownership with the Commission. To our knowledge, based solely on a review of the copies of such forms received by the Company, the following transaction was not timely filed with respect to fiscal 2014: sale of shares of common stock by Mr. Gingo on August 4, 2014 was reported one day late due to an administrative filing error.

PROPOSAL ONE — ELECTION OF DIRECTORS

In accordance with the provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our By-Laws, the Board of Directors currently consists of 11 directors, all of which have a term expiring at the Annual Meeting. Our directors each serve for a one-year term and until a successor is duly elected and qualified, subject to the director’s earlier death, retirement or resignation. In accordance with the Certificate of Incorporation and By-Laws, the Board of Directors has fixed the number of directors at ten for terms commencing at the 2014 Annual Meeting. Accordingly, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated nine of the current 11 directors for re-election to serve as directors, and has nominated for the first time Mr. Rzepka for election to serve as a director in recognition of his impending appointment as President and Chief Executive Officer effective January 1, 2015, each to serve for a term expiring at the 2015 annual meeting. Two currently serving directors will be retiring from the Board at the end of their terms at 2014 Annual Meeting: Howard R. Curd and John B. Yasinsky. The Board of Directors extends its deep gratitude for the exemplary service provided by these two long-serving directors.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Unless a stockholder requests that voting of that stockholder’s proxy be withheld for any one or more of the nominees for director in accordance with the instructions set forth on their proxy, it is presently intended that shares represented by proxies in the enclosed form will be voted for the election of each of the ten director nominees. All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, an event that the Board of Directors does not now expect, the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees.

We have adopted a majority voting policy for the election of directors in uncontested elections. In an uncontested election, director nominees must receive the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the election of individual nominees specified on the proxy and, thus, will have no effect other than that they will be counted for establishing a quorum. Stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on each director nominee.

The following sets forth information regarding each nominee for election as a director, including each individual’s age, principal occupation, other affiliations, and business experience during the past five years. In addition, the following information provides the Nominating and Corporate Governance Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee. Information concerning each nominee is based in part on information received from the respective directors and in part from our Company records.

NOMINEES FOR ELECTION AS DIRECTORS

(Term Expiring in 2015)

Eugene R. Allspach, Age 67

Mr. Allspach has served as a director of A. Schulman since May 2010 and is a member of the Audit and Nominating and Corporate Governance Committees. Mr. Allspach currently serves as Senior Vice President, Corporate Development, for TPC Group, Inc. (“TPC”), a producer of specialty chemicals, a position he has held since September 2011. Mr. Allspach previously served as the President of E. R. Allspach & Associates, LLC, a company providing consulting services to new business development activities in the petrochemical industry, from 2003 to 2011. From 1997 to 2002, Mr. Allspach served as President and Chief Operating Officer for Equistar Chemicals, L.P., a petrochemical company, and held numerous executive level positions for its predecessor companies from 1982 to 1997. Mr. Allspach currently serves as a director of TPC and served as a director of ICO, Inc. (“ICO”) from 2008 until its acquisition by A. Schulman in May 2010. Mr. Allspach also serves on the advisory board of The Plaza Group, a privately held petrochemical company, a role he has served since 2005. Mr. Allspach was initially appointed and first re-nominated to the Board of Directors pursuant to the terms and conditions of the 2010 merger agreement between A. Schulman and ICO. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Allspach developed through his more than 35 years of experience in executive management, business development, manufacturing, operations, marketing and process engineering in the petrochemicals industry, as well as his experiences as a director of TPC and ICO, allow him to provide continued financial and industry expertise to the Board of Directors and therefore has nominated him for re-election.

Gregory T. Barmore, Age 72

Mr. Barmore has served as a director of A. Schulman since May 2010 and is a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Barmore is currently retired and serves as a director of Novation Companies, Inc ., a specialty finance company, a position he has held since 1996. Previously, Mr. Barmore served as Chairman and Chief Executive Officer of General Electric Capital Mortgage Corporation, a subsidiary of General Electric Capital Corporation, and held numerous executive level positions within the General Electric family of companies from 1966 to 1997. In addition, Mr. Barmore served as a director of ICO from 2004 until its acquisition by A. Schulman in May 2010 and served as Chairman of the ICO Board of Directors from 2005 until 2010. Mr. Barmore was initially appointed and first re-nominated to the Board of Directors pursuant to the terms and conditions of the 2010 merger agreement between A. Schulman and ICO. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Barmore has developed through his financial and corporate governance expertise, experiences as a chief executive officer, public-company director experience, as well as his prior experience as a director of ICO, allow him to provide continued financial and business expertise to the Board of Directors and therefore has nominated him for re-election.

David G. Birney, Age 71

Mr. Birney has served as a director of A. Schulman since 2006, and currently serves as the Company’s Lead Independent Director. Mr. Birney also serves as a member of the Compensation, Nominating and Corporate Governance and Executive Committees. Mr. Birney is currently retired. Previously, Mr. Birney served as President and Chief Executive Officer of Solvay America, Inc., a subsidiary of Solvay S.A., an international industrial chemical group, and held numerous executive level positions within the Solvay Group from 1978 to 2006. From 2006 to 2011, Mr. Birney served as a director of Tronox Incorporated, a specialty chemical company. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Birney has developed through his experiences as a chief executive officer in the chemicals and plastics industry, public-company director experience, as well his prior service as a director of A. Schulman, including his exemplary service as Chair of the Nominating and Corporate Governance Committee, allow him to provide continued industry and corporate governance expertise to the Board of Directors and therefore has nominated him for re-election.

Joseph M. Gingo, Age 69

Mr. Gingo has served as Chairman, President and Chief Executive Officer of A. Schulman since 2008 and is a member of the Executive Committee. Mr. Gingo has announced his retirement as an executive officer of the Company effective December 31, 2014. Prior to 2008, Mr. Gingo was employed at The Goodyear Tire & Rubber Company for more than 40 years, where he last served as Executive Vice President, Quality Systems and Chief Technical Officer at the Goodyear Tire & Rubber Company. In that role, Mr. Gingo was responsible for Goodyear’s Research, Tire Technology and Engineering and Quality organizations. Prior to that, Mr. Gingo held numerous domestic and international leadership positions with The Goodyear Tire & Rubber Company. Mr. Gingo has served as a director of A. Schulman since 2000. The Board of Directors has announced its intention to reappoint Mr. Gingo as Chairman of the Board pending his reelection. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Gingo has developed through his extensive business and leadership experiences in the tire and rubber industry, as well as his significant leadership accomplishments with A. Schulman, allow him to continue to provide business and leadership insight to the Board of Directors and therefore has nominated him for re-election.

Michael A. McManus, Jr., Age 71

Mr. McManus has served as a director of A. Schulman since 2006 and is a member of the Audit and Nominating and Corporate Governance Committees. Since 1999, Mr. McManus has served as President and Chief Executive Officer of Misonix, Inc., a medical device manufacturer. Previously, Mr. McManus held executive positions with New York Bancorp, Inc., Jamcor Pharmaceutical, Inc., Pfizer, Inc. and Revlon Corp. Mr. McManus currently serves as a director of Novavax, Inc. and Misonix, Inc. He currently serves on the Audit Committee of Novavax, Inc. Mr. McManus also serves on the advisory board of Barington Companies Equity Partners, L.P., an affiliate of Barington Capital Group, L.P., for which James A. Mitarotonda serves as Chairman, President and Chief Executive Officer. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. McManus has developed through his experiences as a chief executive officer, public-company director and his prior service as a director of A. Schulman, allow him to provide continued business and corporate governance expertise to the Board of Directors and therefore has nominated him for re-election.

Lee D. Meyer, Age 65

Mr. Meyer has served as a director of A. Schulman since 2008 and is the Chair of the Finance Committee and a member of the Audit Committee. Since 2006, Mr. Meyer has acted as a consultant to Ply Gem Industries, Inc., a building product manufacturer, and to various investment firms involved in manufacturing companies with processes similar to A. Schulman. Previously, Mr. Meyer served as President and Chief Executive Officer of Ply Gem Industries, Inc. from 2002 through 2006. Mr. Meyer currently serves as a director and on the compensation committee of Building Material Distributors, Inc., a private company, and previously served as a director of PW Eagle, Inc., formerly a public company manufacturer of plastic pipe. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Meyer has developed through his experiences as a chief executive officer, as a director of companies in similar industries, and through his extensive consulting roles providing manufacturing experience in companies with processes similar to A. Schulman, allow him to provide continued business expertise to the Board of Directors and therefore has nominated him for re-election.

James A. Mitarotonda, Age 60

Mr. Mitarotonda has served as a director of A. Schulman since 2005 and is a member of the Compensation, Finance and Executive Committees. Since 1991, Mr. Mitarotonda has served as the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded. Mr. Mitarotonda currently serves as a director of The Pep Boys — Manny, Moe and Jack and, during the past five years, served as a director of The Jones Group Inc., Ameron International Corporation, Gerber Scientific, Inc., Griffon Corporation, and Sielox, Inc. Mr. Mitarotonda serves on the compensation and nominating and corporate governance committees of The Pep Boys. Our Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Mitarotonda has developed through his experiences as a chief executive officer of investment and investment banking firms, leadership of a hedge fund which has successfully assisted a variety of public companies in improving shareholder value, his multiple public-company directorships, his prior service as a director of A. Schulman, as well as his status as a significant stockholder of the Company, allow him to provide continued business and corporate governance expertise to the Board of Directors and therefore has nominated him for re-election.

Ernest J. Novak, Jr., Age 69

Mr. Novak has served as a director of A. Schulman since 2003, is Chair of the Audit Committee and a member of the Compensation Committee. Mr. Novak is currently retired and is a director of BorgWarner, Inc. and FirstEnergy Corp. He serves as chair of the audit committees of each of those companies, and also serves on the finance committee of FirstEnergy Corp. Previously, Mr. Novak served in various positions at Ernst & Young LLP, an international public accounting firm, including as Coordinating Partner for large multinational clients, as a member of the firm’s International Service Delivery and Quality Committee, as Area Industry Leader for manufacturing and, for 17 years as the Managing Partner of various international offices. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Novak has developed through his educational background in accounting and his professional experiences in performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies, his multiple other public company directorships, as well as his experience as a director of A. Schulman, including his exemplary service as Chairman of the Audit Committee, allow him to provide continued financial and regional business expertise to the Board of Directors and therefore has nominated him for re-election.

Dr. Irvin D. Reid, Age 73

Dr. Reid has served as a director of A. Schulman since January 2009, is the Chair of the Nominating and Corporate Governance Committee and a member of the Finance Committee. Since 2008, Dr. Reid has served as President Emeritus and Eugene Applebaum Professor, Community Engagement, at Wayne State University, a research university located in Detroit, Michigan. Previously, Dr. Reid served as President of Wayne State University from 1997 to 2008. In addition, Dr. Reid previously served two terms on the Board of the Federal Reserve Bank of Chicago (Detroit Branch) from 2003 to 2004 and from 2005 to 2008. Dr. Reid currently serves as a director of Mack-Cali Realty Corporation, and within the past five years, served as a director of The Pep Boys – Manny, Moe and Jack. Dr. Reid serves on the audit committee of Mack-Cali Realty Corporation. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Dr. Reid has developed through his academic experience, his financial and regulatory expertise, as well as his public-company director experience, allow him to provide continued financial and business expertise to the Board of Directors and has therefore nominated him for re-election.

Bernard Rzepka, Age 54

Mr. Rzepka is being nominated for the first time as a director of A. Schulman. The Board of Directors has named Mr. Rzepka as President and Chief Executive Officer of the Company effective January 1, 2015. Since April 2013, Mr. Rzepka has served as the Executive Vice President, Chief Operating Officer. Previously, Mr. Rzepka served as Vice President, General Manager – Europe since September 2008. From 2002 until 2008, Mr. Rzepka held numerous international leadership positions with the Company. The Nominating and Corporate Governance Committee believes that the attributes, skills and qualifications Mr. Rzepka has developed through his significant leadership accomplishments with A. Schulman allow him to provide business and leadership insight to the Board of Directors and therefore has nominated him for election.

ADDITIONAL DIRECTORS

(Terms Expiring at the Annual Meeting)

Howard R. Curd, Age 75

Mr. Curd has served as a director of A. Schulman since 2006 and is currently a member of the Audit and Finance Committees. Mr. Curd will be retiring from the Board of Directors at the Annual Meeting. Since 2003, Mr. Curd has served as President and Chief Executive Officer of Uniroyal Engineered Products, LLC, a manufacturer of plastic vinyl coated fabrics. The attributes, skills and qualifications Mr. Curd developed through his leadership and business experiences in the plastics industry, as well as experience as a director of A. Schulman and his exemplary service as former Chair of the Strategic Committee, qualified him for his prior stellar service as director.

John B. Yasinsky, Age 75

Mr. Yasinsky has served as a director of A. Schulman since 2000, served as the Company’s Lead Independent Director from 2008 through 2012, and is currently a member of the Compensation and Finance Committees. Mr. Yasinsky will be retiring from the Board of Directors at the Annual Meeting. Mr. Yasinsky is currently retired and is a director of CMS Energy Corporation and Consumers Energy Co. and TriState Capital Holdings, Inc. He serves as the chair of the compensation committee of CMS Energy, and serves as the chair of the nominating and corporate governance committee and on the compensation committee of TriState Capital. Previously, Mr. Yasinsky served as Chairman and Chief Executive Officer of Omnova Solutions, Inc., a manufacturer of decorative and building products and performance chemicals from 1999 to 2001. Prior to that, Mr. Yasinsky served as the Chairman and Chief Executive Officer of GenCorp, a technology-based manufacturer, from 1994 to 1999. The attributes, skills and qualifications Mr. Yasinsky developed through his chief executive leadership and business experiences, his public-company director experience, as well as his experience as a director of A. Schulman and his exemplary service as the Company’s former Lead Independent Director and Chair of the Compensation Committee, qualified him for his prior stellar service as a director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of October 17, 2014 (except as otherwise indicated by footnote) regarding the beneficial ownership of shares of common stock by each director and nominee, by each named executive officer employed by the Company on such date, by all directors and executive officers as a group, and by each person known by us to own 5% or more of our common stock. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table:

Name(1)	Total Beneficial Ownership(2)	Percent of Outstanding(3)
Directors, Executive Officers and Nominees
Joseph M. Gingo(4)	144,675	*
Bernard Rzepka	32,530	*
Joseph J. Levanduski(5)	31,911	*
Gustavo Pérez	24,003	*
David C. Minc	31,965	*
Eugene R. Allspach	17,645	*
Gregory T. Barmore	50,130	*
David G. Birney(6)	35,831	*
Howard R. Curd	34,052	*
Michael A. McManus, Jr.	26,997	*
Lee D. Meyer	20,831	*
James A. Mitarotonda(7)	233,678	*
Ernest J. Novak, Jr.	28,031	*
Dr. Irvin D. Reid.	17,413	*
John B. Yasinsky	20,545	*
All Directors and executive officers as a group (23 persons)	849,533	2.92%

5% or Greater Stockholders

BlackRock, Inc.(8)	2,585,802	8.85%
40 East 52nd Street, New York, New York 10022
Dimensional Fund Advisors LP(9)	2,141,372	7.33%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746
Franklin Resources, Inc.(10)	2,070,816	7.09%
One Franklin Parkway, Building 920, San Mateo, California 94403
The Vanguard Group, Inc.(11)	1,759,690	6.02%
100 Vanguard Blvd., Malvern, Pennsylvania 19355
Daruma Capital Management, LLC(12)	1,633,629	5.59%
80 West 40th Street, 9th Floor, New York, NY 10018

*	Less than 1%.
(1)	Unless otherwise noted, all directors and executive officers have the Company’s address: 3637 Ridgewood Road, Fairlawn, Ohio 44333.
(2)	Includes the following number of restricted share-based long-term incentive awards subject to service-based vesting granted under our 2006 Incentive Plan and/or 2010 Value Creation Rewards Plan: 59,842 by Mr. Gingo, 17,647 by Mr. Rzepka, 12,493 by Mr. Levanduski, 10,390 by Mr. Minc, 16,296 by Mr. Pérez, and 25,905 by other executive officers as a group. Executive officers have the power to vote, but not dispose of, these restricted shares of common stock.
(3)	For all directors and executive officers, the percentage of class is based upon the sum of 29,127,212 shares of common stock outstanding on October 17, 2014 and the number of shares of common stock, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options within 60 days of October 17, 2014. For all entities that are listed as beneficial owners of 5% or more of the common stock, the percentage of class is based upon 29,127,212 shares of common stock outstanding on October 17, 2014.
(4)	Amount includes 17,500 shares held by the Linda L. Gingo Trust and 10,000 shares held by the Joseph M. Gingo Trust. Mr. Gingo has shared dispositive power with respect to shares held in the Linda L. Gingo Trust.
(5)	Amount includes 19,418 shares held by a trust for the benefit of Mr. Levanduski.

(6)	All shares are owned jointly by Mr. Birney and his spouse, with whom he has shared voting and dispositive power with respect to such shares.
(7)	Amount includes 208,078 shares of common stock held directly by Barington Companies Equity Partners, L.P. (“Barington”). Barington may be deemed to have sole power to vote and dispose of the shares it beneficially owns. Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp. (“LNA”), which is the general partner of Barington Capital Group L.P. (“Barington Capital”), which is the majority member of Barington Companies Investors, LLC (“Barington Investors”). Barington Investors is the general partner of Barington. Barington Investors may be deemed to have sole power to vote and dispose of the shares owned by Barington. In addition, Mr. Mitarotonda, LNA and Barington Capital each may be deemed to have sole power to vote and dispose of the shares owned by Barington. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.
(8)	As reported on a Schedule 13G/A filed on January 28, 2014, BlackRock, Inc. is the beneficial owner, with the sole power to vote or direct the voting, of 2,474,779 shares of common stock, and with the sole power to dispose or direct the disposition of 2,585,802 shares.
(9)	As reported in a Schedule 13G/A filed with the Commission on February 10, 2014, Dimensional Fund Advisors LP (“Dimensional”) is the beneficial owner, with the sole power to vote or direct the voting, of 2,141,372 shares of common stock, and the sole power to dispose or direct the disposition of 2,085,968 shares. According to the Schedule 13G/A, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). As reported in the Schedule 13G/A, Dimensional possesses investment and/or voting power over the common stock owned by the Funds, and may be deemed to be the beneficial owner of such shares. However, all such shares are owned by the Funds and Dimensional disclaims beneficial ownership of such shares in its Schedule 13G/A.
(10)	As reported in a Schedule 13G/A filed with the Commission on February 11, 2014, Franklin Advisory Services, LLC (“Franklin Advisory”), is an investment company subsidiary of Franklin Resources, Inc. (“Franklin”), the beneficial owner, with the sole power to vote or direct the voting, of 1,935,816 shares of common stock, and the sole power to dispose or direct the disposition of 2,070,816 shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin. Franklin and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which Franklin subsidiaries such as Franklin Advisory provide investment management services. However, Franklin, the Principal Shareholders, and Franklin Advisory disclaim any pecuniary interest and beneficial ownership in the shares of common stock reported in the Schedule 13G/A.
(11)	As reported on a Schedule 13G/A filed with the Commission on February 10, 2014, The Vanguard Group, Inc. (“Vanguard”) is the beneficial owner of 1,759,690 shares of common stock, with the sole power to vote or direct voting of 45,588 shares, the sole power to dispose or direct the disposition of 1,714,802 shares, and the shared power to dispose or to direct the disposition of 45,588 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 44,888 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,700 shares as a result of its serving as investment manager of Australian investment offerings.
(12)	As reported on a Schedule 13G filed with the Commission on February 14, 2014, Daruma Capital Management, LLC (“Daruma”) and Mariko O. Gordon each are disclosed as the beneficial owners of 1,633,629 shares of common stock, which are held in the accounts of private investment vehicles and managed accounts advised by Daruma. Daruma and Mr. Gordon have the shared power to dispose or to direct the disposition of all of such shares. Daruma has the shared power to vote or to direct the vote of 756,032 shares, and Mr. Gordon has the shared power to vote or to direct the vote of 756,032 shares.

EQUITY COMPENSATION PLAN INFORMATION

The 2006 Incentive Plan and 2010 Value Creation Rewards Plan authorize the Company to issue common stock to our employees and non-employee directors in exchange for consideration in the form of goods or services. The 2010 Value Creation Rewards Plan authorized the issuance of up to 1,375,000 shares of common stock to participants. The 2006 Incentive Plan authorized the issuance of up to 3,472,686 shares of common stock to participants. Certain stock option awards are also currently outstanding under our 2002 Equity Incentive Plan (collectively, with the 2006 Incentive Plan and the 2010 Value Creation Rewards Plan, the “Equity Plans”). Information, as of August 31, 2014, on awards outstanding under the Equity Plans is set forth in the table below:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding, Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	1,106,438	$19.29	547,698
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,106,438	$19.29	547,698

(1)	Amount includes 1,101,437 performance shares and performance units granted pursuant to the 2006 Incentive Plan and the 2010 Value Creation Rewards Plan, the vesting of which is contingent upon corporate performance, which shall be measured by evaluating either: (i) the total shareholder returns (“TSR”) of our common stock relative to a peer group during the applicable performance period; or (ii) the achievement of certain absolute ROIC targets by the Company during the applicable performance period. Amount includes 5,001 options which do not have dividend equivalent rights and are not transferable for value. Amount does not include outstanding awards of service-based restricted shares and restricted stock units totaling 149,517 which are subject to vesting on the third anniversaries of their respective grant dates conditioned only upon continued employment of the participants on such anniversary dates.
(2)	The weighted average exercise price does not account for awards of performance shares or performance units, as described in footnote (1).
(3)	Amount includes 524,749 shares available for future issuance under the 2006 Incentive Plan and 22,949 shares available for issuance under the 2010 Value Creation Rewards Plan as of August 31, 2014. The Equity Plans each utilize fungible reserves, based on the following ratios: (i) 1.77 for the 2006 Incentive Plan, and (ii) 2.48 for the 2010 Value Creation Rewards Plan.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the executive compensation philosophy and objectives of the Compensation Committee and the executive compensation plans and programs of the Company. It also presents the significant compensation determinations made in fiscal year 2014 for our named executive officers. For purposes of this discussion, references to “we,” “our” and “us” all refer to A. Schulman.

Certain portions of the following financial presentations include the use of non-GAAP (generally accepted accounting principles) financial measures. We use these financial measures to internally monitor and evaluate our on-going performance and allocate resources, and we believe that these additional non-GAAP measures are useful for financial analysis. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found on the Company’s Form 8-K as filed with the Commission on October 22, 2014. In addition, the results reported above and elsewhere in this proxy statement convert all foreign currencies at an exchange rate that is determined at the time the Company’s budget is adopted, and we do not adjust that exchange rate throughout the year. By keeping the exchange rate for foreign currencies fixed based upon our budget, the Compensation Committee believes that the reported results reflect management’s actual performance without interference from fluctuations in foreign currency exchange rates which might otherwise positively or negatively affect reported results.

Our named executive officers for fiscal 2014 were:

Name	Title
Joseph M. Gingo	President, Chief Executive Officer and Chairman of the Board
Bernard Rzepka	Executive Vice President, Chief Operating Officer
Joseph J. Levanduski	Vice President, Chief Financial Officer
David C. Minc	Vice President, Chief Legal Officer and Secretary
Gustavo Pérez	Vice President, General Manager – Americas

Executive Summary

Our 2014 compensation results continued to reflect our objective pay-for-performance philosophy of aligning executive compensation directly with our financial performance. We increased the goals for each of the objective financial performance metrics in our annual bonus program from fiscal 2013 to fiscal 2014, and our improved financial performance resulted in bonus payouts under most of those metrics, at least at the threshold level, as summarized below. Our profitability improved greatly in fiscal 2014 over fiscal 2013, resulting in payment of cash bonuses on nearly all of our income based metrics. Corporate net income increased from $49.1 million in fiscal 2013 to $66.1 million in fiscal 2014. This exceeded our target performance of $63.1 million, so bonuses were paid to all named executives based on our corporate net income metric. Our corporate operating income also exceeded targeted performance in fiscal 2014, so bonuses were paid to all named executives with respect to that objective metric. Operating income in our EMEA and Americas business segments increased in fiscal 2014, resulting in bonus payouts above the target levels in those segments, but our APAC operating income did not attain threshold levels, so no payouts based on operating income were made in our APAC segment. Finally, our working capital target levels were achieved corporate wide and within our APAC segment, so bonuses to executive officers in those segments reflected the successful attainment of the respective performance levels. Working capital in our EMEA segment exceeded our threshold level, so only our Americas segment failed to attain at least the threshold level of our working capital performance criteria. Each of these pay for performance payouts are illustrated in the first table below.

With regard to our long-term equity incentive compensation program, 16% of the TSR-based performance awards granted in fiscal 2011 vested in fiscal 2014. Our total shareholder return for the three-year period ending in January 2014 was 68%, placing us at the 33rd percentile relative to our peer S&P Specialty Chemical companies. The vesting rate of 16% was based on exceeding the threshold level for vesting of the 25th percentile, but did not attain the targeted 50th percentile of such peers. None of the ROIC-based performance awards granted in fiscal year 2011 vested in 2014. Our ROIC of 9.6% for that period failed to attain our internally established threshold level of 10.5% for vesting purposes (determined on a GAAP basis).

The direct linkage between our financial performance results and the performance-based compensation paid to our executive officers in fiscal 2014 under our annual and long-term incentive compensation programs is illustrated in the following tables.

Fiscal 2014 Annual Cash Bonus Plan Summary

Performance Metrics	Actual Results(1)		2014 Target	2014 Payout %	2014 Total Payout % (2)
	2013	2014
Corporate (CEO, CFO, COO and CLO)
Net Income (in millions U.S. $)(3)	$49.1	$66.1	$63.1	124%
Operating Income (in millions U.S. $)(3)	$77.7	$96.9	$92.6	123%
Days of Working Capital	63	61	61	100%

Corporate Total					119%
EMEA (EMEA VP/GM) (4)
Operating Income (in millions Euros) (3)	€51.9	€59.5	€56.2	130%
Days of Working Capital	58	57	56	75%

EMEA Total					117%
Americas (Americas VP/GM)
Operating Income (in millions U.S. $)(3)	$27.1	$38.9	$34.2	169%
Days of Working Capital	71	69	66	0%

Americas Total					121%
APAC (APAC VP/GM)(4)
Operating Income (in millions U.S. $)(3)	$9.0	$12.5	$15.9	0%
Days of Working Capital	71	66	71	200%

APAC Total					77%

(1)	Net Income and Operating Income actual results are presented on a non-GAAP basis and adjusted to budgeted foreign currency exchange rates.
(2)	As described further under Annual Cash Bonuses – 2014 Bonus Targets on page 24, weighting of these elements for the CEO, COO, CFO and CLO was 50% Corporate Net Income, 30% Corporate Operating Income, and 20% Corporate Days of Working Capital. For each Regional Vice President/General Manager, the weighting was 30% Corporate Operating Income, 50% Operating Income for their respective business segment, and 20% Days of Working Capital for their respective business segment.
(3)	Net Income and Operating Income targets are based on budgeted levels of net and operating income, adjusted for the net effect of estimated bonus expense.
(4)	Information for the EMEA and APAC segments are included to fully illustrate our pay for performance alignment, even though no named executive officer’s 2014 bonus reported in this proxy was based on financial performance in those segments.

Fiscal 2014 Long-Term Incentive Plan Vesting Summary

	2011-2014 Performance Period
Performance Metrics	Threshold	Target	Actual	Percentage Vested
Total Shareholder Return Percentile(1)	25th Percentile	50th Percentile	33rd Percentile	16%
Consolidated Corporate ROIC(2)	10.5%	11.0%	9.6%	0%

(1)	As compared to peer companies in the S&P Specialty Chemicals Index.
(2)	Internally targeted levels of ROIC, on a GAAP basis.

Relationship between Pay and Performance

Our executive compensation program combines different elements of compensation. As a result, the total amount of executive compensation paid is not directly tied to any one measure or component of compensation. We believe this approach assists us in viewing performance holistically and helps mitigate the risk of over-emphasizing any one metric. That being said, a significant portion of our executive compensation program is tied to the value of our stock, which is critical in helping us deliver value to shareholders and having our executives realize the full value of their compensation only if our shareholders also realize value. Each year, the Compensation Committee assesses our CEO’s compensation in light of the Company’s. In June 2014, the Compensation Committee analyzed the relationship between the realizable pay of our CEO and total shareholder return (TSR) over the five-year period ended August 31, 2013. We compared the CEO’s realizable pay and the Company’s TSR to the peer group we use when making executive compensation decisions (our peer group is described under Peer Group Analysis on page 23 of this proxy statement). TSR includes the reinvestment of dividends and is calculated on a compounded annual growth rate (CAGR) basis. Unlike results reported in the Summary Compensation Table, realizable pay examines:

•	Actual value of awards earned based on the Company’s financial and stock price performance: base salary, actual bonus paid, actual value of performance-based shares earned, vesting date value of service-based awards.

•	Potential value of outstanding equity awards that could be earned based on the Company’s stock price as of August 31, 2013 and its long-term financial performance vs. goals through that date.

The following chart, prepared by the Committee’s compensation consultant, shows the general alignment between the total realizable pay of our CEO and the Company’s TSR relative to our peer group over the five-year period. Peer group companies are indicated by the diamonds in the chart and Schulman is separately identified. Companies that fall within the green diagonal lines are generally viewed as having good pay and performance alignment, based on the general consistency between TSR performance and total CEO realizable pay levels. As indicated below, the Company’s annual TSR CAGR over the five-year period ended August 31, 2013 was at the 18th percentile, while the CEO’s realizable pay was at the 6th percentile, so our CEO’s relative realizable pay was within this alignment zone, although at a lower percentile than our Company’s relative TSR performance.

Summary of Significant Compensation Elements and Initiatives

Each year we evaluate all of our executive compensation programs, policies and payouts. In fiscal 2014, we concluded that our overall compensation structure and programs continue to successfully implement our pay-for-performance philosophy as part of our effort to support long-term shareholder value, so we did not make substantial changes to the key elements of our compensation structure. The following is a summary of elements of our compensation programs which we believe illustrate our commitment to align pay with performance and to enhance long-term shareholder value:

•	Our annual bonus plan has at least three objective financial performance metrics for each named executive officer which include income-based targets and working capital targets. It also includes a “circuit breaker” that requires our corporate operating income to attain the threshold vesting level before participants are eligible for full payments under the working capital metric. If operating income fails to reach the threshold level, participants are eligible to receive only 50% of amounts otherwise payable under the working capital metric.

•	75% of our long-term equity awards are performance-based awards; only 25% are service-based, and those cliff-vest on the third anniversary of grant.

•	Our relative TSR-based performance awards include a “circuit breaker” – if our TSR is negative over a three-year performance period, it must exceed the peer group’s 50th percentile for threshold vesting (instead of the 25th percentile for positive TSR), and the amount of awards that vest are reduced by 50%.

•	Our executive employment and change-in-control agreements do not include any excise tax gross-ups or tax make-wholes.

•

We have robust share ownership guidelines. Our executive officers and directors must retain 100% of all after-tax shares earned from any equity awards until they attain their minimum stock ownership guideline levels, and if our executive officers or directors are not making timely progress toward satisfying their stock ownership guideline levels, they must use 50% of their annual cash bonuses or director fees, after taxes, to purchase shares of our common stock. As an efficient means of supporting compliance with this aspect of our stock ownership guidelines, we implemented an Executives and Directors Stock Ownership Guidelines Compliance Program to allow executive officers and directors to purchase our stock at fair market value with after-tax bonus payments or with director cash retainer fees.

•	Under our insider trading policy and procedures, executive officers and directors are prohibited from pledging our stock, purchasing our stock on margin, engaging in short sales, or engaging in any hedging transactions.

•	We provide limited perquisites and personal benefits to our executive officers.

During fiscal 2014 we announced the intended promotion, effective January 1, 2015, of Bernard Rzepka, our Executive Vice President and Chief Operating Officer, to President and Chief Executive Officer, upon the announced retirement of Joseph Gingo, our current President and Chief Executive Officer, in December 2014. This is the culmination of our rigorous, disciplined and multi-year executive management succession planning process as overseen by the Compensation Committee and, ultimately, the Board of Directors. We believe that our succession planning process enhanced the stability of leadership, and therefore continued success, of the Company. Mr. Rzepka’s operational expertise and strong commitment to our growth strategy have helped create significant value for our customers and shareholders. Through his unwavering focus on safety, smart sales and smart savings, he will continue to execute our aggressive organic growth initiatives and integrate various acquisitions that have strengthened our Company and its ability to serve high-value, high-growth markets in the specialty chemicals industry.

Summary of Company Strategic Achievements in 2014

Our management team has continued to focus on financial performance matters within their control during fiscal 2014, but we also have remained committed to investing in our future through internal and external growth initiatives. We drive financial performance by optimizing pricing and sourcing and applying continuous improvement to our operations. Our organic growth initiatives, or “Growth Playbook,” include cross-selling new and/or existing products into new geographies, new product development, adjacent market exploration and sales linkage. Innovation is critical to achieving our strategic goals and is supported by our four global Innovation and Collaboration centers in Germany, Belgium, Mexico, and the United States, which enable us to partner with our customers to undertake mutually beneficial research and development activities.

We also continued to pursue additional profitable growth through the following strategic acquisitions in fiscal 2014:

•	Ferro Specialty Plastics Assets – our most significant acquisition was the purchase of a selected majority of the assets of the Specialty Plastics business segment from Ferro Corporation for $91 million in cash. The business, which includes four facilities in the United States as well as operations in Spain, is an excellent strategic complement to our existing capabilities and reflects our ongoing effort to expand our product offerings and geographic reach in target markets.

•	Prime Colorants, Incorporated – we acquired this Tennessee-based manufacturer of custom colors and additive concentrates for approximately $15.1 million as part of our ongoing strategy to grow our custom color capabilities in the United States, as well as further transform our U.S. operations from commodity products to a business focused on niche products and services.

•	Network Polymers, Inc. – we acquired this leading single source provider of thermoplastic resins and alloys based in Akron, Ohio for $49.5 million, with key markets in building and construction, agricultural products, and lawn and garden.

•	The Perrite Group – we purchased this thermoplastics manufacturing business with operations in Malaysia, the United Kingdom and France for $52 million, with key markets in electronics, appliance and niche automotive.

We also acquired on September 2, 2014 (the first business day of fiscal 2015) Compco Pty. Ltd., a Melbourne, Australia manufacturer of a variety of plastic compounds and products including masterbatches and custom performance colors, with key markets of packaging, wire & cable and pipe, for $6.7 million in cash.

In April of 2014, the Company hosted an Investor Day where we introduced several new long-term financial targets which are based largely on the Company’s expectations for continued success with its organic initiatives and acquisition strategy, combined with our financial strength and the growth potential of our global markets. The management team will be actively tracking actual performance against these stated long-term goals to maintain focus related to long-term strategies and initiatives. The following table compares our fiscal 2018 goals to our current performance levels.

Financial Metric	Fiscal 2014 Target	Fiscal 2014 Actual	Fiscal 2018 Goal
Sales	$2.4 - $2.5 billion	$2.447 billion	$3.6 - $3.7 billion
Adjusted EBITDA	$140 - $147 million	$145.9 million	$270 - $284 million
Adjusted EPS	$2.31 - $2.36	$2.36	$4.50 - $4.75
ROIC	12% - 12.5%	12.2%	15% - 16%

Compensation Philosophy and Objectives

In determining the amount and composition of our executive compensation, the primary goal of the Compensation Committee is to provide a pay for performance compensation program that will enable us to: (i) attract and retain talented executives; (ii) reward outstanding individual and corporate performance; and (iii) align the interests of our executive officers to the interests of our stockholders, with the ultimate goal of improving long-term value for our stakeholders. The Compensation Committee’s overall pay strategy focuses on providing a median market overall compensation opportunity for our named executive officers at their targeted performance levels. The Compensation Committee attempts to align executive compensation with interests of stockholders through the use of short and long-term performance-based, at-risk compensation components for a significant portion of the total compensation of each named executive officer. Additionally, the Compensation Committee seeks to achieve executive retention through a balance of pay mix and long-term equity vehicles. In order to emphasize pay that is dependent on performance and aligned with stockholder interests, we have adopted the following pay strategies:

•	Position base salaries at the 50th percentile of peer market levels;

•	Provide a peer-market median annual incentive opportunity target, with upside and downside leverage based on actual corporate and personal performance; and

•	Position long-term incentive target opportunities at the 50th percentile of peer market levels, with 75% of all long-term incentive awards subject to performance-based vesting, to enhance alignment with long-term stakeholder interests.

In determining actual compensation levels for our named executive officers, the Compensation Committee considers all elements of the compensation program in total and evaluates whether individual elements reflect current market practices and our stated compensation philosophy. The Compensation Committee believes that offering performance-based, market-comparable pay opportunities to our named executive officers, mindful of our industry, relative size and performance, allows us to maintain a stable, successful executive management team.

The Compensation Committee has full discretion to adjust our compensation program, or any element thereof, at any time. It has been the practice of the Compensation Committee to discuss compensation determinations with respect to our Chief Executive Officer with the full Board of Directors and to have the full Board (not including the CEO) approve such decisions. The Board of Directors has the discretion to consider adjustments to certain elements of our executive compensation program outside of the Compensation Committee’s recommendations, although it did not exercise such discretion during fiscal year 2014.

Compensation Committee Governance

The compensation program for our named executive officers is overseen by our Compensation Committee, the members of which are appointed by the Board of Directors and all of which meet the independence and other governance requirements of NASDAQ and other applicable laws and regulations. As described on pages 6-7 of this proxy statement and as prescribed by the Compensation Committee Charter, the duties of the Compensation Committee include, among other things: (i) determining base salary levels and bonuses for our named executive officers; (ii) approving the design and award of all other elements of our executive compensation program; (iii) evaluating the performance of our named executive officers; and (iv) addressing certain other aspects of executive compensation. The Compensation Committee meets as necessary and utilizes independent compensation consultants to fulfill its responsibilities. The Chair of the Compensation Committee is responsible for the leadership of the Committee, presiding over Committee meetings, making Committee assignments, reporting the Committee’s actions to our Board of Directors from time to time and, with the assistance of management, setting the agenda for Committee meetings. The members of the Compensation Committee and the Committee’s specific functions are described in further detail on pages 6-7 of this proxy statement; the Compensation Committee Charter is posted at www.aschulman.com.

Role of Compensation Advisers

As permitted by the Compensation Committee Charter, the Compensation Committee retained Pay Governance as its primary outside independent compensation adviser for fiscal 2014 to provide consulting services with respect to the Company’s compensation practices. Pursuant to the terms of its engagement by the Compensation Committee, Pay Governance generally reviewed, analyzed and provided advice regarding compensation programs for the Company’s executive officers and directors in relation to the objectives of those programs, including comparisons to designated peer group companies and comparisons to “best practices,” and provided information and advice on competitive compensation practices and trends, along with specific views on the Company’s compensation programs. In this role, representatives of Pay Governance engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee and the Committee’s other advisers, providing their opinions with respect to the design and implementation of current or proposed compensation elements and programs. Pay Governance did not provide the Company with any consulting services other than those required in the scope of its support of the Compensation Committee. Pay Governance reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate Pay

Governance. The Compensation Committee also engaged the law firm of Vorys, Sater, Seymour and Pease LLP (“Vorys”) to provide certain legal advisory services to the Compensation Committee from time to time. In that role, Vorys reported directly to the Compensation Committee, and the Committee retained the sole authority to retain or terminate Vorys for such services.

Compensation Adviser Independence

The Compensation Committee must consider certain independence factors before selecting compensation consultants and other compensation advisers. In connection with the foregoing, the Compensation Committee reviewed, considered and discussed the relevant factors established by NASDAQ to determine such independence, both through surveying Pay Governance and Vorys, and by soliciting input from the members of the Compensation Committee through our annual director and officer questionnaires. Based on this review, consideration and discussion, the Compensation Committee determined that the work performed and to be performed by Pay Governance as the Committee’s primary compensation adviser and the work performed and to be performed by Vorys on behalf of the Committee, has not raised and does not raise any conflict of interest. The Compensation Committee also determined that Pay Governance and Vorys qualify as independent for purposes of the Exchange Act and the NASDAQ Corporate Governance Requirements.

Compensation Committee Delegation

Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate its authority to subcommittees or to the Chair of the Compensation Committee when it deems such delegation appropriate and in our best interests. During fiscal 2014, the Compensation Committee made no subcommittee delegations. Additionally, pursuant to its charter, the Compensation Committee may delegate to the Chief Executive Officer or other executive designee the authority to approve salary and other compensation for employees below the executive officer level in accordance with and subject to overall pools, policy guidelines and limits approved by the Committee. The Compensation Committee has delegated this authority to the Chief Executive Officer for employees below the executive officer level.

Setting Executive Compensation

At its last regularly scheduled meeting occurring in the fourth quarter of the prior fiscal year, and its first two regularly scheduled meetings occurring in the first quarter of each current fiscal year, the Compensation Committee: (i) evaluates the performance of the Chief Executive Officer for the prior fiscal year; (ii) reviews the Chief Executive Officer’s evaluation of the performance of the other named executive officers for the prior fiscal year; (iii) determines whether our named executive officers will receive bonuses for the prior fiscal year based on the Company’s financial performance relative to the objective targets and their respective individual performance relative to individual goals; (iv) establishes the components and levels of named executive officer compensation for the upcoming fiscal year (including annual incentive plan metrics, objectives and allocations); and (v) reviews and approves the structure, performance criteria and percentage allocations for annual grants to named executive officers under our long-term equity incentive plan. In the course of its deliberations, the Compensation Committee from time to time solicits the recommendations of our Chief Executive Officer, our Vice President of Global Human Resources, and other executive officers on matters relevant to these aspects of executive compensation. However, the Compensation Committee makes all final determinations regarding compensation programs for the named executive officers and, with respect to the Chief Executive Officer, seeks ratification of its decisions by the full Board of Directors.

Say-on-Pay Consideration

At the Company’s 2013 Annual Meeting of Shareholders, our shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with more than 90% of the shares of common stock represented by those shareholders present in person or represented by proxy at the 2013 Annual Meeting voting for approval. The vote for approval was 98% excluding broker non-votes. The Compensation Committee evaluated the results of this strongly supportive advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis, in determining executive compensation policies, making executive compensation decisions, and continuing implementation of its compensation philosophy and objectives.

Peer Group Analysis

2014 Peer Group Comparisons

To assist the Compensation Committee in making compensation decisions, Pay Governance provided the Compensation Committee with competitive market data in fiscal year 2014 comparing our executive compensation practices to those of a specific group of comparison companies and compensation surveys. The peer group used for compensation comparison purposes is generally comprised of specialty chemical companies but also includes similarly-sized companies with common industries and/or common primary end use markets, companies within our geographic footprint and companies with a similar international presence. The Compensation Committee annually reviews the selection of the peer group companies used for compensation comparisons and undertakes a thorough re-evaluation of the peer group composition every two or three years to remain diligent in determining the composition of the peer group while promoting consistency in data used for comparative compensation analyses. The Compensation

Committee last conducted its extensive analysis of the compensation peer group during fiscal year 2011. For purposes of that analysis, the Committee used multiple factors to evaluate then current peer companies and to identify and select potential new peer companies, including the following: (i) industry and business fit; (ii) size factors (e.g., revenues, assets, capital, employees and market capitalization); (iii) profitability factors (e.g., product margins and returns on assets, equity and capital); (iv) growth factors (e.g., revenue and operating profit); and (v) similarity of international presence. For fiscal year 2014, the Compensation Committee reviewed and confirmed prior to commencement of the fiscal year that the following group of 15 companies continued to be appropriate for pay benchmarking purposes, although one company that had been included in the 2013 fiscal year peer group, Spartech Corporation, was eliminated due to its acquisition (the “2014 Peer Group”):

Cabot Corporation	Hexcel Corporation	PolyOne Company
Cytec Industries, Inc.	Minerals Technologies Inc.	Rockwood Holdings, Inc.
Ferro Corporation	New Market Corporation	Sensient Technologies Corporation
Georgia Gulf Corporation	OM Group, Inc.	Stepan Company
H.B. Fuller Co.	Omnova Solutions Inc.	Westlake Chemical Corporation

In addition to using peer group data, the Compensation Committee reviewed general compensation survey data to help ensure that our executive compensation programs, as a whole, are competitive. For fiscal 2014, the compensation survey data consisted of U.S.-based manufacturing companies of a comparable size to our business, and the Compensation Committee’s general approach was to target executive officer pay opportunities at the median of the 2014 Peer Group and the compensation survey data.

Components of Executive Compensation

The key components of our executive compensation program, each of which is addressed separately below, are:

•	Base Salaries,

•	Annual Bonuses,

•	Long-term Incentives, and

•	Retirement and other Benefits.

In determining an executive officer’s total compensation package, the Compensation Committee considers each of these key components and seeks to achieve an appropriate balance between base and incentive compensation, cash and non-cash compensation, and short-term and long-term compensation. The Committee does not have a target mix of salaries, annual bonuses and long-term incentive compensation levels by specific percentages, but it does have a target to provide each executive officer with a competitive compensation opportunity in order to attract and retain top tier talent while properly focusing them on both our near-term and long-term success. In addition, the Compensation Committee annually reviews the upcoming total compensation opportunity for our executive officers as well as the compensation actually realized for the prior year, taking into account bonus payouts and vesting or forfeiture of long-term incentive awards. The Compensation Committee attempts to position each executive’s total compensation opportunity near our peer market median in order to provide each executive officer with a competitive compensation opportunity and properly focus them on both our near-term and long-term success. As part of this process, the Compensation Committee maintains an updated tally sheet for each executive officer reflecting the sum of all elements of each officer’s compensation. Each year, the Compensation Committee also requests Pay Governance to compare each executive officer’s total direct compensation opportunity (i.e., base salary + annual cash bonus target + estimated value of our long-term equity incentive grants) to the respective total compensation opportunities provided by our peer group, and to provide a similar comparison of realizable compensation, in order to help the Committee evaluate its compensation determinations for the upcoming fiscal year. It is the opinion of the Compensation Committee that evaluating our executive compensation program with our peers in this manner is important to assess potential modifications based consistent with our compensation philosophy.

Base Salaries

Base salaries are intended to reward executive officers based upon their roles with us and for their performance in those roles. The Compensation Committee annually reviews and approves each named executive officer’s base salary. Base salaries for executive officers are determined initially by evaluating the officers’ respective levels of responsibility, prior experience and breadth of knowledge, and by considering internal equity issues and external pay practices. Determinations of base salary adjustments are driven primarily by competitive positioning and profitability, with the stated goal of maintaining executive officer salaries at or near the 50th percentile of market levels. For fiscal 2014, the base salary for each of our named executive officers is provided in the Salary column of the Summary Compensation Table located on page 33 of this proxy statement.

In fiscal 2014, the Compensation Committee continued to implement our base salary positioning philosophy of attempting to position our executive’s base salaries at or near the 50th percentile of our peers. This is also our target for all of our employees. Based on data presented to the Compensation Committee by Pay Governance, the Compensation Committee determined that collectively the base salaries of our named executive officers were within approximately 10% of peer market median levels for fiscal 2014, although the base salaries of several other recently promoted executive officers were below this target level. At the beginning of our 2014 fiscal year, we awarded moderate base salary increases to our named executive officers generally consistent with the same 2.5% merit increase pool approved for all U.S. employees, except where further adjustments were warranted based on (i) outstanding or poor personal performance, (ii) significant misalignment with peer market median, or (iii) local laws applicable to certain international executives. In fiscal 2014, Mr. Levanduski received a base salary increase of approximately 13.8% to a base salary of $446,000, and Mr. Minc received a base salary increase of approximately 9.4% to a base salary of $373,000, each to improve alignment toward the market median for such an executive officer in our peer group.

In targeting our base salaries at the 50th percentile, the Compensation Committee believes that we are able to properly motivate our executive officers and fulfill our goals of rewarding outstanding performance and achieving executive retention of top tier talent. It is the opinion of the Compensation Committee that by setting base salary levels at competitive rates, our executive officers are rewarded for undertaking positions of leadership with us and are provided with an incentive to continue working for us. However, as base salary compensation is not typically subject to reduction or forfeiture based on corporate performance, the Compensation Committee believes that it should comprise only one component of our overall pay philosophy and that a majority of overall executive compensation should be comprised of at-risk components.

Annual Cash Bonuses

Our annual incentive compensation plan, also referred to as our annual bonus program, promotes our pay-for-performance philosophy by providing our executive officers with direct financial incentives in the form of annual cash bonuses based on our current financial performance. Annual bonus opportunities allow us to communicate specific goals that are of primary importance during the coming fiscal year and to motivate our management team to achieve these goals. The annual bonus program is designed to reward our executive officers for achieving specified objective corporate performance targets that the Compensation Committee has determined to be strategically important for the upcoming year. The Compensation Committee seeks to provide each named executive officer with an annual bonus opportunity within +/- 15% of our peer market median. For fiscal 2014, our target bonus opportunities generally were within this range.

2014 Bonus Targets

For fiscal 2014, the Compensation Committee established the target bonus levels (expressed as a percentage of base salary) for each of the named executive officers and established that each executive’s total bonus opportunity would be based upon the achievement of certain objective performance metrics. For fiscal 2014, the Board of Directors approved the following target bonus opportunities for each named executive officer:

Named Executive Officer	2014 Target Bonus Opportunity (as a % of base salary)
Joseph M. Gingo	100%
Bernard Rzepka	75%
Joseph J. Levanduski	70%
David C. Minc	60%
Gustavo Pérez	50%

In conjunction with establishing the target bonus opportunity for each named executive officer, the Compensation Committee selected performance metrics for evaluating corporate performance, the respective weighting for each metric, and the threshold, target, stretch, and maximum performance goal levels. In selecting performance metrics for fiscal 2014, the Compensation Committee sought to use corporate performance metrics that focused the named executive officers on key drivers of stockholder value and emphasized both our short and long term financial and strategic goals. Under these objectives, the Compensation Committee established the following corporate performance metrics for fiscal 2014: (i) net income; (ii) operating income; and (iii) days of working capital (excluding in each case if it were to occur, certain unusual items as prescribed by the Compensation Committee). For Messrs. Gingo, Rzepka, Levanduski and Minc, the Compensation Committee determined that each of their respective annual bonus opportunities would be measured by the Company’s consolidated worldwide operations. For Mr. Pérez, the Compensation Committee established that his annual bonus opportunity would include an element based on the Company’s consolidated worldwide operating income as well as the performance of its Americas segment in operating income and days of working capital. For each performance metric, the Compensation Committee established the following weighting for the named executive officers at the outset of fiscal year 2014:

Named Executive Officer	Worldwide Net Income	Worldwide Operating Income	Worldwide Days of Working Capital
Joseph M. Gingo	50%	30%	20%
Bernard Rzepka	50%	30%	20%
Joseph J. Levanduski	50%	30%	20%
David C. Minc	50%	30%	20%

	Worldwide Operating Income	Americas Operating Income	Americas Days of Working Capital
Gustavo Pérez	30%	50%	20%

As described further under 2014 Corporate Performance immediately below, Mr. Gingo retains authority to adjust award payouts for all directly reporting executive officers based on his assessment of individual performance relative to performance objectives established at the beginning of each fiscal year, up to 200% of the target bonus amount for extraordinary individual contributions, or down to $0 if the individual’s performance significantly falls below expectations. Potential bonus awards for each named executive officer in fiscal year 2014, as measured by reference to threshold, target and maximum percentages of salary, are disclosed in greater detail in the Grants of Plan-Based Awards table located on page 34.

2014 Corporate Performance

The Compensation Committee primarily utilizes our budgeting model to set the performance levels for each of the annual bonus program performance metrics for the upcoming fiscal year. The Compensation Committee believes that achieving budgeted levels of performance requires solid management performance and is deserving of a bonus at the targeted award level. Achieving the threshold performance levels yields a payout of 50% of target. The corporate (worldwide) net income and operating income targets were based on the amounts included in the Company’s 2014 budget, and then adjusted to take into account the potential additional expense attributed to bonus payouts. The maximum bonus level for consolidated corporate (worldwide) performance was established at approximately 130% of the budget target amount, and would have yielded a payout of 200% of target. The Compensation Committee believes that its targets are challenging but achievable with successful management performance. In addition, with respect to the actual results reported below, the exchange ratios of all foreign currencies are fixed at the time the budget is adopted for each fiscal year and are held constant throughout the year. As a result, the Compensation Committee believes that the reported results more accurately reflect actual performance of management and are neither negatively nor positively influenced by fluctuations in foreign currency exchange ratios or certain charges during the year.

2014 Performance Goals — Consolidated Worldwide (In Millions of U.S. Dollars)

Performance Target	Threshold (.5x)	Target (1x)	Maximum (2x)	Actual	Payout
Net Income	$56.7	$63.1	$75.6	$66.1	124%
Operating Income	$83.3	$92.6	$111.1	$96.9	123%
Days of Working Capital	63	61	57	61	100%

2014 Performance Goals — EMEA Business Segment (In Millions of Euros)
Performance Target	Threshold	Target	Maximum	Actual	Payout
Operating Income	€50.6	€56.2	€67.4	€59.5	130%
Days of Working Capital	58	56	52	57	75%

2014 Performance Goals — Americas Business Segment (In Millions of U.S. Dollars)
Performance Target	Threshold	Target	Maximum	Actual	Payout
Operating Income	$30.8	$34.2	$41.0	$38.9	169%
Days of Working Capital	68	66	62	69	0%

2014 Performance Goals — APAC Business Segment (In Millions of U.S. Dollars)
Performance Target	Threshold	Target	Maximum	Actual	Payout
Operating Income	$14.3	$15.9	$19.0	$12.5	0%
Days of Working Capital	73	71	67	66	200%

The foregoing financial presentation includes the use of non-GAAP financial measures. We use these financial measures to monitor and evaluate our on-going performance and allocate resources, and we believe that these additional non-GAAP measures are useful for financial analysis. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found on the Company’s Form 8-K as filed with the Commission on October 22, 2014. In addition, the results reported above and elsewhere in this proxy statement convert all foreign currencies at an exchange rate that is determined at the time the Company’s budget is adopted, and we do not adjust that exchange rate throughout the year. By keeping the exchange rate for foreign currencies fixed based upon our budget, the Compensation Committee believes that the reported results reflect management’s actual performance without interference from fluctuations in foreign currency exchange rates which might otherwise positively or negatively affect reported results.

Based on our fiscal 2014 financial performance, Messrs. Gingo, Rzepka, Levanduski, and Minc each earned approximately 119% of their total target bonus opportunity, and Mr. Pérez earned approximately 121%.

In addition to the formulaic parameters, for all directly reporting executive officers, Mr. Gingo has been granted the discretion by the Compensation Committee to recommend increases or decreases in annual bonus awards based on an executive’s individual performance during the fiscal year. Specifically, Mr. Gingo may adjust annual bonus payouts for all directly reporting executive officers down to $0 or up to 200% of their target award based on individual performance relative to personal objectives established at the beginning of the fiscal year and desired behaviors. However, the total amount of all bonus payments, including all discretionary adjustments, cannot exceed the total amount determined by application of our objective performance metrics. It is the Compensation Committee’s opinion that this limited discretionary flexibility in administering the annual bonus plan is critical to help reward exceptional individual efforts that are not otherwise captured by formulaic application of the bonus plan, and thereby help retain the continued commitment of key performers, or to reduce payments to executive officers who individually (or whose area of responsibility) underperformed, regardless of the formulaic bonus plan payouts. In making any such recommendations, Mr. Gingo objectively and subjectively evaluates each executive officer based on a number of factors, including but not limited to individual performance in the executive’s specific areas of responsibility and strengths in management and leadership. For fiscal 2014, Mr. Gingo did not recommend any such adjustments for our named executive officers. The payments made to our named executive officers under our annual bonus program with respect to performance in fiscal year 2014 are reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column located on page 33 of this proxy statement.

Circuit Breaker

The Compensation Committee determined to continue to utilize a circuit breaker in the annual bonus program for fiscal 2014. The circuit breaker requires corporate operating income to attain the threshold level before participants are eligible for full payments under the working capital metric; if operating income is less than the threshold level, participants are eligible to receive only 50% of payments which otherwise would be provided with respect to the working capital metric. It is the belief of the Compensation Committee that this use of a circuit breaker furthers the linkage between financial performance and incentive compensation by ensuring that a minimum level of financial performance is reached at the corporate level before rendering any bonus payouts, regardless of the attainment of the annual bonus program targets.

Clawback Policy

Our Board of Directors, on the recommendation of the Compensation Committee, has adopted a clawback policy in regard to payouts under our annual bonus program. If the Company restates all or a significant portion of its financial statements, the Board may, in its discretion, cancel any unpaid portion or require reimbursement of any paid portion of compensation awarded to any participant if: (i) the amount of the bonus was calculated based on the achievement of financial results that were subsequently the subject of a material restatement of our financial statements, and (ii) the amount of the bonus that would have been awarded to the participant, had the financial results been properly reported, would have been lower than the amount actually awarded. Additionally, if any participant engages in misconduct related to the bonus program, the Board may take such actions as it deems appropriate to address the misconduct, including cancellation of any unpaid portion or requiring reimbursement of any paid portion of compensation awarded to that participant, as well as other disciplinary actions.

Long-Term Incentives

As part of our executive compensation program, the Compensation Committee has historically made annual grants of long-term stock-based incentive awards to our named executive officers (and other members of management), including grants of restricted stock, restricted stock units and performance shares. Long-term incentives are used by the Compensation Committee to: (i) balance the short-term focus of base salaries and the annual bonus program by tying equity-based rewards to performance achieved over multi-year periods; (ii) ensure that each named executive officer’s total compensation package includes a longer-term at-risk component of pay; (iii) align compensation incentives with long-term stockholder interests; and (iv) provide our named executive officers with long-term retention incentives. When making our annual equity-based awards to our named executive officers, the Compensation Committee considers, but does not exclusively rely on any one of, the following: (i) our financial performance in the prior fiscal year; (ii) historical award data; (iii) compensation practices at peer group companies; and (iv) each named executive officer’s respective individual performance, prior experience and levels of responsibility with, and contributions to, the Company.

For fiscal 2014, the Compensation Committee continued to emphasize performance-based equity awards: 75% of all long-term equity awards were comprised of awards with performance-based vesting, while only 25% of our long-term equity awards were service-based. All service-based awards are subject to three-year cliff vesting instead of pro rata vesting. Long-term incentive grants to date have been made under our 2006 Incentive Plan and our 2010 Value Creation Rewards Plan, depending on availability under those plans and forfeitures of certain previously granted awards. Our compensation philosophy seeks to provide target values of long-term incentive awards for each named executive officer at the 50th percentile of our peer group. However, the target level of such awards in fiscal year 2014 was determined to fall below median levels of our peer group, so the maximum vesting potential for our performance-based equity awards was increased from 200% to 250% to provide greater potential upside to offset that shortfall at target. Accordingly, all 2014 performance-based long-term incentive awards were granted at the 250% maximum vesting level, subject to vesting and/or forfeiture depending on attainment of the performance levels indicated in the tables below. The number of award shares or units granted to each named executive officer at their respective target value levels was determined using the average trading value of our common stock for the 30-day period preceding the grant date of January 13, 2014, which was $34.55.

Restricted Shares and Restricted Stock Units

On January 13, 2014, the Compensation Committee awarded the following number of service-based restricted shares or restricted stock units under the 2010 Value Creation Rewards Plan to our named executive officers (representing 25% of the total value of long-term incentive awards granted in fiscal 2014):

Named Executive Officer	Number of Shares or Units	Target Value at Grant
Joseph M. Gingo	17,365 shares	$600,000
Bernard Rzepka	5,934 units	$205,000
Joseph J. Levanduski	3,618 shares	$125,000
David C. Minc	3,040 shares	$105,000
Gustavo Pérez	2,135 units	$73,750

For fiscal 2014, the Compensation Committee awarded our non-U.S. named executive officers awards of share-settled restricted stock units, as compared to restricted shares, based upon certain tax treatment considerations. Awards of restricted stock units will be settled upon vesting on a 1-for-1 basis in shares of our common stock. For fiscal 2014, all service-based long-term incentive awards are subject to cliff vesting based on continued employment of the participant determined on the third anniversary of the grant date of January 13, 2014. It is the belief of the Compensation Committee that this long-term, non-pro rata vesting methodology enhances the retention focus of our long-term incentive awards and helps align our long-term equity program with progressing industry standards. During the restriction period, named executive officers may exercise full voting rights associated with their shares of restricted stock, although named executive officers receiving restricted stock units have no voting rights during the restriction period. In addition, during the restriction period, all dividends paid with respect to shares of restricted stock represented by such grant are held by the Company until all restrictions on the underlying restricted stock have lapsed by vesting. With regard to awards of restricted stock units, such units provide for dividend equivalent rights entitling executives to a payment equal to the amount of any cash dividends that are declared and paid during the restriction period upon the vesting of such units.

Performance Shares and Performance Units

In connection with the grant of service-based restricted shares and stock units, the Compensation Committee also awarded performance shares and performance units under the 2010 Value Creation Rewards Plan to our named executive officers in the following amounts (representing 75% of the total target value of long-term incentive awards granted in fiscal 2014):

Named Executive Officer	Number of Shares or Units	Number with Dividend Rights	Target Grant Value
Joseph M. Gingo	130,232 performance shares	52,093	$1,800,000
Bernard Rzepka	44,492 performance units	17,797	$615,000
Joseph J. Levanduski	27,129 performance shares	10,852	$375,000
David C. Minc	22,787 performance shares	9,115	$315,000
Gustavo Pérez	16,005 performance units	6,402	$221,250

These performance shares and performance units were awarded in amounts representing 250% of the target value of the grant, or the maximum potential settlement level, subject to the vesting percentages described below. Our non-U.S. named executive officers were awarded performance units, as compared to performance shares, based upon certain tax treatment considerations. Performance shares and performance units give the recipient the right to receive a specified number of shares of our common stock only if certain terms and conditions are met. Specifically, performance shares/units awarded in fiscal 2014 may vest on January 13, 2017 based on the following performance criteria: (i) with respect to one-third of each executive’s performance shares/units (or 25% of the target value of all of the executive’s equity-based awards), our performance relative to the average performance of a group of peer companies in the S&P Special Chemicals Index (the “Index”), as measured by TSR from January 13, 2014 to January 13, 2017 (the “Performance Period”); and (ii) with respect to the remaining two-thirds of each executive’s performance shares/units (or 50% of the target value of all of the executive’s equity-based awards), our achievement of certain absolute ROIC metrics over the same Performance Period. The Compensation Committee believes that the Index contains a broad sample of companies that are generally presented with similar challenges as faced by the Company and that this Index provides an accurate benchmark to measure management’s long-term performance. With respect to the TSR-based performance awards, performance shares/units which vest at the end of the Performance Period may be settled in cash or shares of our common stock, at the election of the executive officer. With respect to the ROIC-based performance awards, all shares/units which vest at the end of the Performance Period will be settled in shares of our common stock. Any performance shares/units that do not vest at the end of the Performance Period will be forfeited.

The TSR-based performance shares/units represented by the 2014 awards (representing 25% of the total value of all long-term incentive awards granted in fiscal 2014) will vest based on the following relative performance during the Performance Period, interpolated for results between the designated levels of relative performance:

Vesting Levels	Relative Performance of Total Shareholder Return to Peer Group Companies	Vesting Percentage for Positive Company Total Shareholder Return	Vesting Percentage if Negative Company Total Shareholder Return
Below threshold	< Peer 25th Percentile	0%	0%
Threshold	= Peer 37.5th Percentile	20%	0%
Target	= Peer 50th Percentile	40%	20%
Maximum	≥ Peer 75th Percentile	100%	50%

The ROIC-based performance shares/units represented by the 2014 awards (representing 50% of the total value of all long-term incentive awards granted in fiscal 2014) will vest based on the following performance goals during the Performance Period, and will be interpolated for results between the designated levels based on actual performance:

Vesting Levels	Company Return on Invested Capital	Vesting Percent
Below threshold	< 11.7%	0%
Threshold	= 11.7%	20%
Target	= 12.7%	40%
Maximum	≥ 14.7%	100%

With regard to dividend rights, performance shares and units are allocated 40%, or target grant level, of any cash dividends that are declared and paid during the Performance Period with respect to target grant shares or units, although such dividends are held by us, subject to the same terms and conditions as the related performance shares or units, and vest and are settled in cash only if, when and to the extent the related performance shares or units vest and are settled in the same proportion as such vesting and settlement. In the event a performance share or unit is forfeited, the related dividends are also forfeited.

Circuit Breaker for Performance Shares and Performance Units

We use a secondary circuit breaker for our TSR-based performance awards based on achieving positive TSR for the Performance Period. As shown in the preceding table, if our TSR is negative during the Performance Period, our TSR-based performance shares and units will vest only if our TSR for that period exceeds the 50th percentile of our peer group (instead of the 25th percentile threshold vesting level for positive TSR), and the vesting rates over the 50th percentile will be reduced by 50% from what would otherwise have applied for positive TSR.

Timing of Grants

The Compensation Committee generally determines equity grants at a meeting that immediately precedes our release of earnings results during the second quarter of each fiscal year. Because the information in these earnings releases has not yet been incorporated into the market price of our common stock, the Compensation Committee has historically set the grant date as of the fifth business day after the release of the earnings information. Due to more rapid absorption of information by the financial markets, and consistent with the Company’s trading window under its insider trading policy, on a prospective basis grant dates will be the second business day after the release of earnings information. While this introduces some level of variability in our cost incurred in making awards and the value of the awards to our named executive officers, the Compensation Committee believes that this practice helps to ensure that information in its possession when determining award grants is reflected in the grant date stock price. In addition, the number of shares or units of equity grants are determined using the average closing price of our stock during the 30 calendar days preceding the grant date.

Retirement and Other Benefits

The retirement and benefits program components of our executive compensation program includes: (i) payment of limited perquisites and other personal benefits; (ii) participation in a 401(k) plan in the same manner as other employees; and (iii) participation in a non-qualified retirement plan. We also maintain other post-retirement benefit plans, such as health care plans and life insurance benefits, for certain of our U.S. employees, including certain of our named executive officers, on a non-discriminatory basis. The objectives of our retirement and benefits programs are to: (1) provide the named executive officers with reasonable and competitive levels of protection against contingencies, including retirement, death and disability, which could interrupt their employment and income received from us; and (2) reward the named executive officers for continued service with us.

Periodically, the Compensation Committee reviews how each element of our retirement and benefits program functions to achieve the Compensation Committee’s goals. At the discretion of the Compensation Committee, these programs may be modified, supplemented or removed. In general, the Compensation Committee considers competitive market practices and the costs of each of these programs and weighs those costs against the stated objectives for maintaining retirement and other benefits. The components of the fiscal year 2014 retirement and benefits program for the named executive officers are discussed individually below.

Perquisites and Personal Benefits

We provide very limited personal benefits to our named executive officers. To promote the long-term health and service of our executive team, we require that each executive officer undergo a complete physical examination at least once every other year for which we reimburse the associated costs. During fiscal 2014, we reimbursed Mr. Minc for the cost of such a physical examination in the amount of $2,602. We also provided Mr. Pérez with certain automobile, fuel and insurance costs in the amount of $13,532, which we determined were appropriate to support his significant travel obligations in managing our Americas business segment from Company offices in Mexico and in Houston, Texas.

401(k) Plan

We previously maintained a qualified defined-contribution retirement plan with a 401(k) plan investment option (the “Retirement Plan”) for certain of our U.S.-based employees, pursuant to which the Board of Directors, in its discretion, could authorize the payment of contributions to the Retirement Plan trust to be allocated among participants. Effective September 1, 2009, we transferred each participant’s Retirement Plan trust balance to their respective direct 401(k) plan account, subject to the vesting criteria previously utilized for Retirement Plan trust contributions. During fiscal 2014, we provided a matching contribution of up to 5% of each 401(k) plan account participant’s base salary for contributions made to their 401(k) account. Matching contributions made to the 401(k) plan accounts for our U.S. named executive officers during the fiscal 2014 year are reported in the Summary Compensation Table located on page 33 of this proxy statement.

Non-Qualified Retirement Plan

We also maintain a non-qualified retirement plan for certain of our North American executives (the “Non-Qualified Plan”) pursuant to which the Compensation Committee may accrue certain amounts for the benefit of 401(k) plan participants in order to provide such participants with benefits not otherwise available to them due to certain tax-law driven compensation limitations. The Non-Qualified Plan is the same as the Retirement Plan except that it is intended to address issues associated with qualified plan contribution limits for highly-compensated individuals. Benefits under the Non-Qualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after two years of employment with us and full vesting after seven years of employment with us. In addition, upon a Change-in-Control (as defined in the Non-Qualified Plan), participants’ benefits under the Non-Qualified Plan become fully vested and non-forfeitable. Moreover, if a participant’s employment is terminated for any reason within two years of the occurrence of a Change-in-Control, payment of such participant’s vested account balance shall be made in a lump sum payment within five days of such termination. Amounts accrued by us under the Non-Qualified Plan for the benefit of each participant reflect the investment performance that would have been realized had a corresponding amount been invested for the benefit of such participant during such year in the S&P 500. The amounts accrued (excluding the assumed investment based performance earnings thereon) by us pursuant to the Non-Qualified Plan for the benefit of our North American named executive officers for fiscal year 2014 are disclosed in the Summary Compensation Table located on page 33 of this proxy statement. The Compensation Committee believes that maintaining this plan helps to maintain the competitiveness of our retirement package.

European Retirement Plans

We maintain defined benefit plans for certain of our foreign employees. During fiscal 2014, Mr. Rzepka participated in such defined benefit plans on the same non-discriminatory basis as other foreign employees who are participants. Additional information for these plans can be found in the Pension Benefits Table located on page 39 of this proxy statement and the accompanying narrative description.

Employment Agreements and Change-In-Control Arrangements

The Compensation Committee carefully considers the use and conditions of any employment agreements. The Compensation Committee recognizes that employment agreements containing severance and change-in-control arrangements are often appropriate to attract prospective executives who forego significant compensation and opportunities at the companies they are leaving, or who face relocation expenses in order to accept employment with us. Generally, executives are not willing to accept such risks and costs without protection in the event that their employment with us is terminated due to unanticipated changes, including a change-in-control.

The Company has entered into employment agreements with Joseph M. Gingo, the Company’s President and Chief Executive Officer, and Joseph J. Levanduski, our Vice President, Chief Financial Officer. The material provisions of these are discussed under Employment Agreement of Mr. Gingo and Employment Agreement of Mr. Levanduski beginning on page 40 and page 41, respectively, of this proxy statement.

The Compensation Committee believes that these two employment agreements help protect our stockholders’ interests by assuring that we will have the continued dedication, undivided loyalty and objective advice from these two key executives even in the event of a proposed transaction, or the threat of a transaction, which could result in a change-in-control. Our employment agreements provide certain protections in the event of a change-in-control event, but provide payments to an executive only if their employment is terminated as a result of, or within a specified period after, a change-in-control (i.e., a double trigger). The Compensation Committee does not believe that executives should receive additional compensation merely as a result of a change-in-control (i.e., a single trigger) and believes that these employment agreements provide Mr. Gingo and Mr. Levanduski with adequate protection to ensure that change-in-control offers will be evaluated in the best interests of stockholders without fear of job elimination without compensation in connection with a transaction. The Compensation Committee recognizes, however, that these employment agreements may have the effect of discouraging a takeover attempt because such a transaction would constitute a change-in-control and could require increased compensation expense.

In addition to the use of these two employment agreements, the Compensation Committee has authorized the use of separate change-in-control agreements with certain other key executive personnel. While the Compensation Committee believes that it is in our best interest to retain most of our employees on an “at will” basis, the Committee also recognizes that we will not be able to retain key personnel without providing certain protections in the event of a change-in-control. Like the change-in-control provisions utilized in our employment agreements, all of our change-in-control agreements provide payments to covered employees only if his or her employment is terminated as a result of, or within a specified period after, a change-in-control. The Compensation Committee believes that such agreements help to mitigate the fear of job loss associated with potential change-in-control transactions and allow our key executive personnel to perform during such offers in an appropriate fashion. We have entered into such change-in-control agreements with Messrs. Rzepka, Pérez and Minc. The material provisions of the change-in-control agreements covering Messrs. Rzepka, Pérez and Minc are discussed under Change-in-Control Agreements on page 42 of this proxy statement.

Equity Plans

Under the terms of our 2006 Incentive Plan, unless specified otherwise in the associated award agreement or in a separate employment or change-in-control agreement: (i) all of a participant’s awards will be fully vested and exercisable upon a Business Combination or Change-in-Control (as such terms are defined in the 2006 Incentive Plan); and (ii) all performance objectives will be deemed to have been met as of the date of the Business Combination or Change-in-Control. If we conclude that any payment or benefit due to a named executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), we will consider the feasibility of offering substitute awards that would not constitute “parachute payments” under Section 280G of the Code and that would not generate penalties under Section 409A of the Code, and to the extent that such a substitution is not feasible, or the payments and benefits due to the participant still would be subject to the excise tax imposed by Section 4999 of the Code, we will reduce the payments and benefits due to a participant to the greatest amount that would not generate an excise tax under Section 409A of the Code.

Pursuant to the terms of our 2010 Value Creation Rewards Plan, unless specified otherwise in the associated award agreement or in a separate employment or change-in-control agreement: (i) all of a participant’s awards will be fully vested and exercisable upon a Change-in-Control (as such term is defined in the 2010 Value Creations Rewards Plan); and (ii) all performance objectives will be deemed to have been satisfied at the “target” level as of the date of the Business Combination or Change-in-Control. Except as otherwise provided in any written agreement, if we conclude that any payment or benefit due to a named executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the payment or benefit will be reduced so the total payments are $1.00 less than the amount that would be considered a “parachute payment” under Section 280G of the Code and that would not generate penalties under Section 409A of the Code.

In early fiscal 2015, The Compensation Committee recommended the adoption of a new equity plan to allow the Company to continue to be able to provide long-term equity incentive opportunities for our executive officers. As a result, the Board of Directors adopted the 2014 Equity Plan on October 16, 2014, subject to approval by the stockholders as Proposal 3 in this proxy statement. The material features of the 2014 Equity Plan are described under PROPOSAL FOUR – APPROVAL OF 2014 EQUITY PLAN, which summary is qualified in its entirety by the text of the 2014 Equity Plan, a copy of which is attached as Appendix A to this proxy statement.

Tax and Accounting Considerations

As a general matter, the Compensation Committee considers the various tax and accounting implications of our various compensation components and seeks to structure our executive compensation programs in a tax efficient manner, but in a manner consistent with its stated compensation philosophy.

Deductibility of Executive Compensation

Section 162(m) of the Code prohibits us from taking a federal income tax deduction for compensation paid in excess of $1.0 million in any taxable year to our named executive officers, unless certain conditions are met. Exceptions are made for qualified performance-based compensation, among other things. As part of its role, the Compensation Committee annually considers the deductibility of executive compensation under Section 162(m) in structuring our executive compensation program. The Compensation Committee believes, however, that compensation and benefit decisions should be primarily driven by the needs of our business, rather than by tax considerations. Accordingly, the Compensation Committee may choose to award compensation that does not meet the requirements of Section 162(m) where, in its judgment, such payments are necessary to achieve its compensation philosophy and objectives.

Nonqualified Deferred Compensation

Section 409A of the Code and the final regulations adopted thereunder impose certain restrictions on amounts deferred under nonqualified deferred compensation plans and a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various plans and arrangements that we maintain.

Accounting Standards Codification No. 718

When determining amounts of long-term incentive grants to the named executive officers and other employees, the Compensation Committee examines the accounting cost associated with the grants. Under Accounting Standards Codification No. 718, Share-Based Payment, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge.

Stock Ownership Guidelines, Holding Requirements and Other Stock Ownership Policies

The Compensation Committee has adopted stock ownership guidelines for our executive officers and directors since 2006. These guidelines require that, within a five-year period from the date a person is appointed to their current executive office, the Chief Executive Officer will maintain stock ownership in value equal to approximately five times his base salary and the other executive officers will maintain stock ownership in value equal to approximately three times their respective base salaries. Directors are required to attain and hold stock ownership in value equal to approximately five times the cash portion of their annual retainer within a five-year period from the date of their first election or appointment to the Board of Directors. In determining compliance with these guidelines, the Compensation Committee considers the beneficial ownership of our executive officers and directors as required to be reported in a proxy statement.

The Compensation Committee has included two additional components to help further the effectiveness of our stock ownership guidelines in aligning the interests of our executive officers and directors with the long-term interests of our stockholders. First, the Compensation Committee has incorporated a mandatory holding component which requires that all common stock received from equity awards (net of taxes) be held until guideline ownership levels are met and maintained. Second, the Compensation Committee has adopted a mandatory stock purchase component which requires that any executive officer or director who does not satisfy, or who is not demonstrating sustained progress toward satisfying, their share ownership guidelines to use at least 50% of all annual incentive compensation or director fees they receive, net of personal income taxes, to purchase our common stock until that person attains compliance with the guidelines. To help facilitate this requirement, during fiscal year 2012 we adopted an Executives and Directors Stock Ownership Guidelines Compliance Program (“EDSOP”) which provides executive officers and directors with a convenient method to directly purchase our common stock at its fair market value with their annual incentive compensation payments or director retainer fees.

In addition to these requirements, our executives and directors are prohibited under our insider trading policy and procedures from pledging our stock, purchasing our stock on margin, engaging in short sales, or engaging in any hedging transactions.

As of October 15, 2014, all directors and named executive officers were in, or on track to attain, compliance with our stock ownership guidelines.

Compensation of Directors

The Compensation Committee is also responsible for determining compensation for our non-employee directors. Generally, the Compensation Committee structures director compensation in a fashion to attract and retain high quality individuals to serve on the Board of Directors, to compensate such individuals for the time and energy expended in providing us their expertise and, in part, to provide directors with compensation that is tied to the performance of our common stock. On an annual basis, the Compensation Committee requests that its compensation consultant evaluate our current director compensation levels relative to our peers. Generally, it is the goal of the Compensation Committee to position overall director compensation at a median market level, similar to the philosophy for employee compensation.

During fiscal 2014, upon consultation and review with Pay Governance, the Compensation Committee determined that a moderate adjustment to our current director compensation program was appropriate to maintain the intended goal of positioning total director compensation at the median market level of our peer group. Accordingly, commencing January 1, 2014, each non-employee director received an annual director cash retainer of $80,000, an increase of $10,000 from fiscal 2013, and continued to receive an annual grant of fully vested and unrestricted shares of common stock with an approximate grant date fair value of $80,000 (determined by the average trading price of our common stock for the 30-day period preceding the grant date), for total targeted annual compensation of $160,000. We have eliminated per meeting fees unless directors attend more than 24 meetings annually, in which case directors will receive $1,500 for each Board or Committee meeting attended. Additionally, the Compensation Committee approved the payment of the following cash retainers to directors with additional duties: (i) $20,000 for the lead independent director; (ii) $17,500 for the chairs of the Audit and Compensation Committee; and (iii) $10,000 for chairs of all other committees. Mr. Gingo, who is currently the only employee director, does not receive additional compensation for service on our Board of Directors. Director compensation for fiscal 2014 is more fully reflected in the Director Compensation table located on page 45 of this proxy statement.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, as part of our ERM process, management and the Compensation Committee review all of our employee compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The Compensation Committee believes that our governance and organizational structures, in conjunction with risk-mitigation elements contained within our compensation program, allows us to continue to objectively assess risk as it relates to all employee compensation programs and plans. Such risk-mitigation elements include but are not limited to the following: circuit breakers in our annual and long-term incentive plans; consistent benchmarking in establishing our overall compensation structure and elements; share ownership guidelines and holding period requirements; clawback policy for bonus payments; the total mix of our compensation programs, including significant at-risk vesting portions of our long-term incentives; consistent timing of our equity grants; use of performance metrics consistent with short-term and long-term strategic focuses; use of multiple performance metrics differentiated between our annual bonus and long-term incentive plans; consistent application of certain of our annual and long-term performance metrics across business segments and geographic regions; and availability of discretion to adjust executives’ bonus compensation downward to reflect personal performance issues. Based upon the results of our ERM assessment during fiscal 2014, the Compensation Committee determined that the risks arising from our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company. For more information regarding our ERM process, see the discussion provided under Board’s Role in Risk Oversight beginning on page 9 of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included as part of this proxy statement.

Compensation Committee:

Gregory T. Barmore (Chair)

David G. Birney

James A. Mitarotonda

Ernest J. Novak, Jr.

John B. Yasinsky

COMPENSATION TABLES

Summary Compensation Table

The table below provides information regarding the compensation of: (i) Joseph M. Gingo, President, Chief Executive Officer and Chairman of the Board; (ii) Bernard Rzepka, Executive Vice President, Chief Operating Officer; (iii) Joseph J. Levanduski, Vice President, Chief Financial Officer; (iv) David C. Minc, Vice President, Chief Legal Officer and Secretary; and (v) Gustavo Pérez, Vice President, General Manager – Americas.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Joseph M. Gingo	2014	$920,000	—	$2,599,922	—	$1,085,875	—	$98,012	(6)	$4,703,809
President, Chief Executive Officer and Chairman of the Board	2013	$875,000	—	$2,618,260	—	$367,500	—	$89,347		$3,950,107
	2012	$830,833	—	$2,436,386	—	$597,860	—	$91,836		$3,956,915

Bernard Rzepka(7)	2014	$555,000	—	$888,277	—	$492,511	$(533,234)	$11,830	(8)	$1,414,384
Executive Vice President, Chief Operating Officer	2013	$535,700	—	$749,764	—	$197,503	$822,566	$3,876		$2,309,409
	2012	$401,350	—	$612,892	—	$169,594	$454,423	$67,414		$1,705,673

Joseph J. Levanduski	2014	$415,717	—	$541,615	—	$312,041	—	$32,177	(9)	$1,301,550
Vice President, Chief Financial Officer	2013	$392,000	—	$583,150	—	$86,436	—	$20,591		$1,082,177
	2012	$374,917	—	$481,188	—	$140,336	—	$24,124		$1,020,566

David C. Minc	2014	$353,343	—	$454,967	—	$230,658	—	$29,825	(10)	$1,068,793
Vice President, Chief Legal Officer	2013	$340,890	—	$468,871	—	$72,779	—	$26,039		$908,579
	2012	$330,000	—	$409,302	—	$118,140	—	$23,745		$881,187

Gustavo Pérez	2014	$350,000	—	$319,552	—	$318,173	—	$18,825	(11)	$1,006,550
Vice President, General Manager— Americas	2013	$333,055	—	$645,204	—	$31,103	—	$19,306		$1,028,668
	2012	$308,400	—	$315,505	—	$183,815	—	$35,158		$842,877

(1)	Amounts for 2014 for Messrs. Levanduski and Minc reflect increases in base salary effective July 1, 2014 from $409,600 and $349,412, to $446,000 and $373,000, respectively, as described further under 2014 Named Executive Officer Compensation Components – Base Salary on page 35.
(2)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during such fiscal year. As further shown in the Grants of Plan-Based Awards table located on page 34, the amounts reported for performance-based vesting awards granted during fiscal 2014 were determined using (i) the maximum level award (250% of target) for all TSR-based incentive performance awards, and (ii) the target level award for all ROIC-based incentive performance awards. Assumptions used in the calculation of these amounts are also included in Note 10 “Incentive Stock Plans” to the Consolidated Financial Statements included in A. Schulman’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014. All TSR-based and ROIC-based long-term incentive awards are subject to performance-based vesting as described under Long-Term Incentives – Performance Shares and Performance Units on pages 26-28.
(3)	There were no grants of stock options to named executive officers during the fiscal years 2014, 2013, or 2012.
(4)	The amounts in this column represent compensation awarded under our annual bonus plan with respect to performance during each fiscal year. In addition, for Mr. Pérez, the amount for 2014 includes a cash payment of $118,173 on October 15, 2013 upon the accelerated vesting and settlement in cash of service-based awards granted in 2011 and 2013 totaling 3,913 restricted share units. In addition, for Messrs. Rzepka and Pérez, the amounts for 2013 and 2012 include (a) $47,631 and $19,739, respectively, paid in fiscal 2013, and (b) $69,118 and $56,446, respectively, paid in fiscal 2012, based on the vesting of service-based cash settled awards granted in fiscal 2010 and 2009 which vested in one-third increments on the first three anniversaries of the award grant dates, subject to their continued employment. Commencing in 2012, Messrs. Rzepka and Pérez were granted service-based awards which are to vest on the third anniversary of the grant, subject to continued employment.
(5)

Amounts reflect the change in pension value for each reporting year for Mr. Rzepka, translated to U.S. dollars from the Euro using a 12-month average rate of 1.33161 for fiscal year 2014, 1.33095 for fiscal year 2013, and 1.23996 for fiscal year 2012.

As further described in the Pension Benefits table located on page 39, as well as under European Retirement Plans located on page 39, Mr. Rzepka participates in a pension plan that is generally available to certain of our European employees.
(6)	For Mr. Gingo, amount includes: (i) $23,942 in matching contributions by the Company into Mr. Gingo’s 401(k) plan account; (ii) $32,654 in Company contributions to the Non-Qualified Plan; and (iii) $41,416 of dividends paid on restricted stock and performance share awards for which the restrictions lapsed in fiscal 2014.
(7)	The data for Mr. Rzepka other than 2014 Salary, Stock Awards, and Non-Equity Incentive Plan Compensation, was translated to U.S. dollars from the Euro using a 12-month average rate of 1.33095 for fiscal year 2013 and 1.23996 for fiscal year 2012. Mr. Rzepka received raises to his base salary rate of 3.5% in 2013 and 3% in 2012, without accounting for changes in the exchange rate. For fiscal 2014, Mr. Rzepka’s compensation was in U.S. dollars after his promotion to Chief Operating Officer in May 2013 and his subsequent relocation to the U.S.
(8)	For Mr. Rzepka, amount includes: (i) $11,830 in dividend equivalents paid on restricted stock units for which the restriction lapsed in fiscal 2014.
(9)	For Mr. Levanduski, amount includes: (i) $19,997 in matching contributions by the Company into Mr. Levanduski’s 401(k) plan account; (ii) $7,347 in Company contributions to the Non-Qualified Plan; and (iii) $4,833 of dividends paid on restricted stock for which the restrictions lapsed in fiscal 2014.
(10)	For Mr. Minc, amount includes: (i) $15,520 in matching contributions by the Company into Mr. Minc’s 401(k) plan account; (ii) $4,405 in Company contributions to the Non-Qualified Plan; (iii) $7,298 in dividends paid on restricted stock and performance share awards for which the restrictions lapsed in fiscal 2014; and (iv) $2,602 in expenses incurred as a result of a mandatory physical examination.
(11)	For Mr. Pérez, amount includes: (i) $1,584 in Company contributions to the Non-Qualified Plan; (ii) $3,709 in dividend equivalents paid on restricted stock units for which the restriction lapsed in fiscal 2014; and (iii) $13,532 in certain reimbursement of vehicle expenses.

Grants of Plan-Based Awards

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date	Board Approval Date	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
Joseph M. Gingo	10/17/2013	10/17/2013	$92,000	$920,000	$1,840,000	—	—	—	—	—
	01/13/2014	12/12/2013	—	—	—	8,682	17,364	43,410	—	$806,853	(2)
	01/13/2014	12/12/2013	—	—	—	17,364	34,729	86,822	—	$1,195,365	(3)
	01/13/2014	12/12/2013	—	—	—	—	—	—	17,365	$597,703	(4)
Bernard Rzepka	10/17/2013	10/17/2013	$41,625	$416,250	$832,500	—	—	—	—	—
	01/13/2014	12/12/2013	—	—	—	2,966	5,932	14,830	—	$275,642	(5)
	01/13/2014	12/12/2013	—	—	—	5,932	11,865	29,662	—	$408,386	(6)
	01/13/2014	12/12/2013	—	—	—	—	—	—	5,934	$204,248	(4)
Joseph J. Levanduski	10/17/2013	10/17/2013	$26,628	$266,279	$532,558	—	—	—	—	—
	01/13/2014	12/12/2013	—	—	—	1,808	3,617	9,042	—	$168,062	(2)
	01/13/2014	12/12/2013	—	—	—	3,617	7,235	18,807	—	$249,022	(3)
	01/13/2014	12/12/2013	—	—	—	—	—	—	3,618	$124,532	(4)
David C. Minc	10/17/2013	10/17/2013	$19,218	$192,177	$384,353	—	—	—	—	—
	01/13/2014	12/12/2013	—	—	—	1,519	3,038	7,595	—	$141,167	(2)
	01/13/2014	12/12/2013	—	—	—	3,038	6,077	15,192	—	$209,163	(3)
	01/13/2014	12/12/2013	—	—	—	—	—	—	3,040	$104,637	(4)
Gustavo Pérez	10/17/2013	10/17/2013	$17,500	$175,000	$350,000	—	—	—	—	—
	01/13/2014	12/12/2013	—	—	—	1,067	2,134	5,335	—	$99,161	(5)
	01/13/2014	12/12/2013	—	—	—	2,134	4,268	10,670	—	$146,905	(6)
	01/13/2014	12/12/2013	—	—	—	—	—	—	2,135	$73,487	(4)

(1)	Amount reflects achievement of a threshold level of performance at the lowest weighted performance level for each metric by each named executive officer under our 2014 annual bonus plan.

(2)	Award of performance shares, the terms of which are described under Long-Term Incentives – Performance Shares and Performance Units beginning on page 26 of this proxy statement based on relative TSR. The grant date fair value of these performance shares was computed using the maximum level award in column (h) and was calculated using a Monte Carlo simulation, which considered the terms of these performance share awards. This simulation resulted in a grant date fair value of $18.59 for the performance share and performance unit awards granted on January 13, 2014.
(3)	Award of performance shares, the terms of which are described under Long-Tem Incentives – Performance Shares and Performance Units beginning on page 26 based on internal ROIC targets. The grant date fair value of these performance shares was computed using the target level award in column (g) as the estimate of the probable outcome of the performance-vesting conditions and was calculated using the closing price of our common stock on the date of grant of $34.42 per share; however, the number of shares granted at the target level for these annual long-term incentive plan equity awards was determined using the average trading value of our common stock for the 30-day period preceding the grant date of January 13, 2014 of $34.55.
(4)	Award of restricted stock which vests on the third anniversary of the award grant date. The grant date fair value of such awards was calculated using the closing price of our common stock on the date of grant of $34.42 per share, although the number of shares granted at the respective target levels for these awards of restricted stock was determined using the average trading value of our common stock for the 30-day period preceding the grant date of January 13, 2014, which was $34.55.
(5)	Award of performance units, the terms of which are described under Long-Tem Incentives – Performance Shares and Performance Units beginning on page 26 of this proxy statement based on TSR. The grant date fair value of these performance shares was computed using the maximum level award in column (h) and was calculated using a Monte Carlo simulation, which considered the terms of these performance share awards. This simulation resulted in a grant date fair value of $18.59 for the performance share and performance unit awards granted on January 13, 2014.
(6)	Award of performance units, the terms of which are described under Long-Tem Incentives – Performance Shares and Performance Units beginning on page 26 based on ROIC. The grant date fair value of these performance units was computed using the target level award in column (g) as the estimate of the probable outcome of the performance-vesting conditions and was calculated using the closing price of our common stock on the date of grant of $34.42 per share; however, the number of shares granted at the target level for these annual long-term incentive plan equity awards was determined using the average trading value of our common stock for the 30-day period preceding the grant date of January 13, 2014 of $34.55.

2014 Named Executive Officer Compensation Components

Base Salary

In fiscal 2014, the Compensation Committee continued to implement its base salary positioning philosophy of attempting to position executive officer base salaries at or near the 50th percentile of our peers, whether by increasing incrementally base salaries falling below the median target or by managing toward the median any base salaries that exceeded the peer market median. Base salary increases to our named executive officers in fiscal 2014 were consistent with guidelines approved for all employees, except where further adjustments were warranted based on (i) outstanding or poor personal performance, (ii) peer market median alignment which is our target for all of our employees, or (iii) local laws applicable to certain international executives. In fiscal 2014, Mr. Levanduski received a base salary increase of approximately 13.8% to a base salary of $446,000, and Mr. Minc received a base salary increase of approximately 9.4% to a base salary of $373,000, each to improve alignment toward the market median for such an executive officer in our peer group. In targeting our executives’ base salary range at the 50th percentile, the Compensation Committee believes that the Company is able to properly motivate our executive officers and fulfill the Company’s goals of rewarding outstanding performance and achieving executive retention. It is the opinion of the Compensation Committee that by setting base salary levels at competitive rates, our executive officers are rewarded for undertaking positions of leadership and provided with an incentive to continue working for us. However, as base salary compensation is not typically subject to reduction or forfeiture based on corporate performance, the Compensation Committee believes that it should comprise only one component of our overall pay philosophy, with a majority of the our executive compensation structure comprised of at-risk components.

Annual Bonuses

Each fiscal year, the Compensation Committee establishes the award formulas and performance goals under our annual bonus program to determine the cash performance bonuses that may be earned by our named executive officers for that year, including the maximum eligible cash bonus. The bonuses that each of the named executive officers could have earned are set forth in the Grants of Plan-Based Awards table located on page 34 of this proxy statement, and the bonuses actually paid are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column located on page 33.

In October 2014, the Compensation Committee established the target bonus awards for each of the named executive officers and established that each executive’s total bonus opportunity would be based on attainment of various levels of specified corporate performance metrics. Fiscal 2014 bonus targets for each named executive officer are disclosed on page 24 of this proxy statement under Compensation Discussion and Analysis – Annual Cash Bonuses.

In conjunction with establishing the target bonus opportunity for each named executive officer, the Compensation Committee selected performance metrics for evaluating corporate performance, along with the respective weighting for each metric and the threshold, target, stretch, enhanced stretch and maximum performance goal levels. In selecting performance metrics for fiscal 2014, the Compensation Committee continued to use metrics that it believed were consistent with the Company’s short and long term corporate financial and strategic goals, thereby maintaining consistent management focus, and that were also believed to be key drivers of stockholder value. Under these objectives, the Compensation Committee continued to use the following corporate performance metrics for 2014: (i) consolidated net income; (ii) consolidated operating income; and (iii) days of working capital, each subject to excluding, if applicable, certain unusual or one-time in nature items from a list of such potential items approved by the Compensation Committee. For Messrs. Gingo, Rzepka, Levanduski, and Minc, the Compensation Committee determined that each of their respective annual bonus opportunities would be measured by our consolidated worldwide operations, with corporate net income receiving a 50% weighting, corporate operating income receiving a 30% weighting and corporate days of working capital receiving a 20% weighting. For Mr. Pérez, as Vice President, General Manager of our Americas business segment, the Compensation Committee determined that his annual bonus opportunity would be based on both our worldwide operations and our Americas segment, with the following metric weighting: (1) Americas operating income – 50%; (2) consolidated worldwide net income – 30%; and (3) Americas days of working capital – 20%.

For all directly reporting executive officers, Mr. Gingo has been granted the discretion to recommend increases or decreases in annual bonus awards based on an executive’s individual performance during the fiscal year. Specifically, Mr. Gingo may adjust annual bonus payouts for all directly reporting executive officers down to $0 or up to 200% of their target award based on individual performance relative to personal objectives established at the beginning of the fiscal year and desired behaviors. However, the total amount of all bonus payments, including all discretionary adjustments, cannot exceed the total amount determined by application of our objective performance metrics. It is the Compensation Committee’s opinion that this limited discretionary flexibility in administering the annual bonus plan is critical to either help reward exceptional individual efforts that are not otherwise captured by formulaic application of the bonus plan, and thereby help retain the continued commitment of key performers, or to reduce payments to executive officers who individually (or whose area of responsibility) underperformed, regardless of the formulaic bonus plan payouts. For fiscal 2014, Mr. Gingo did not recommend any such adjustments.

For fiscal 2014, we utilized our budgeting model to set the performance levels for each of the performance metrics. The Compensation Committee believes that achieving the budget requires strong management performance and is deserving of a bonus at the targeted award. The maximum bonus level for consolidated worldwide corporate performance of 200% of target was set at approximately 130% of the budget. The Compensation Committee believes that its targets are challenging but achievable with successful management performance. For a description of the effects of our fiscal 2014 corporate performance on our annual bonus payments, see pages 25 of the Compensation Discussion and Analysis.

Long-Term Incentives

In fiscal 2014, the Compensation Committee awarded shares of restricted stock and restricted stock units, as well as grants of performance shares and performance units, to our named executive officers, the amounts of which are set forth in column (i) in the Grants of Plan-Based Awards table located on page 34 of this proxy statement. For a detailed discussion of the vesting criteria for such awards, see pages 28 of the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Joseph M. Gingo	—	—	—	—	—	59,842	(3)	$2,323,665	130,232	(4)	$5,056,909
	—	—	—	—	—	—		—	143,692	(5)	$5,579,560
	—	—	—	—	—	—		—	174,880	(6)	$6,790,590
Bernard Rzepka	—	—	—	—	—	17,647	(7)	$685,233	44,492	(4)	$1,727,624
	—	—	—	—	—	—		—	43,834	(5)	$1,702,074
	—	—	—	—	—	—		—	43,990	(6)	$1,708,132
Joseph J. Levanduski	—	—	—	—	—	12,493	(8)	$485,103	27,129	(4)	$1,053,419
	—	—	—	—	—	—		—	32,002	(5)	$1,242,638
	—	—	—	—	—	—		—	34,536	(6)	$1,341,033
David C. Minc	—	—	—	—	—	10,390	(9)	$403,444	22,787	(4)	$884,819
	—	—	—	—	—	—		—	25,732	(5)	$999,174
	—	—	—	—	—	—		—	29,376	(6)	$1,140,670
Gustavo Pérez	—	—	—	—	—	16,296	(10)	$632,774	16,005	(4)	$621,474
	—	—	—	—	—	—		—	19,387	(5)	$752,797
	—	—	—	—	—	—		—	22,646	(6)	$879,344

(1)	Market value computed using $38.83, the closing share price of the common stock on August 31, 2014.
(2)	Awards presented based upon achievement of maximum performance goals and maximum number of shares issuable with respect to vesting thereof.
(3)	Awards of service-based restricted stock subject to vesting on the third anniversary of the date of grant conditioned on continued employment, which will occur as follows: (i) 23,318 shares on January 12, 2015, (ii) 19,159 shares on January 10, 2016, and (iii) 17,365 shares on January 13, 2017.
(4)	Awards of performance shares or performance units granted during fiscal 2014 that will vest, if at all, on January 13, 2017, based either upon a measurement of TSR relative to a peer group of similar companies from the award grant date, or internal target levels of ROIC, as described in detail under Long-Term Incentives – Performance Shares and Performance Units beginning on page 26 of this proxy statement.
(5)	Awards of performance shares or units granted during fiscal 2013 that will vest, if at all, on January 10, 2016, based either upon a measurement of TSR relative to a peer group of similar companies from the award grant date, or target levels of ROIC based either upon a measurement of TSR relative to a peer group of similar companies from the award grant date, or internal target levels of ROIC. Specifically: (1) with respect to one-third of each executive’s performance shares, our TSR performance relative to the average performance of the common stock of a group of peer companies in the S&P Special Chemicals Index, as measured from January 10, 2013 to January 10, 2016; and (2) with respect to the remaining two-thirds of each executive’s performance shares, the achievement of by the Company certain internal ROIC targets at January 10, 2016. With respect to each type of performance shares, no shares will vest if performance is below the 25th percentile or threshold target level, respectively, 20% will vest if performance is at the 25th percentile or threshold target level, respectively, 40% will vest if performance is at the 50th percentile or target level, respectively, and 100% will vest if performance is at or above the 75th percentile or the maximum target level, respectively. Any performance shares that do not vest on January 10, 2016 will be forfeited. With regard to dividend rights, these performance shares and units are allocated 40%, or target grant level, of any cash dividends that are declared and paid during the Performance Period with respect to target grant shares or units, although such dividends are held by us, subject to the same terms and conditions as the related performance shares or units, and vest and are settled in cash only if, when and to the extent the related performance shares or units vest and are settled in the same proportion as such vesting and settlement. In the event a performance share or unit is forfeited, the related dividends are also forfeited.
(6)

Awards of performance shares or units granted during fiscal 2012 that will vest, if at all, on January 12, 2015, based either upon a measurement of TSR relative to a peer group of similar companies from the award grant date, or target levels of ROIC based either upon a measurement of TSR relative to a peer group of similar companies from the award grant date, or internal target levels of ROIC. Specifically: (1) with respect to one-half of each executive’s performance shares, our TSR performance relative to the average performance of the common stock of a group of peer companies in the S&P Special Chemicals Index, as measured from January 12, 2012 to January 12, 2015; and (2) with respect to the remaining one-half of each executive’s performance shares, the achievement of certain internal ROIC targets at January 12, 2015. With respect to each type of performance shares, no shares will vest if performance is below the 25th percentile or threshold target level, respectively, 25% will vest if performance is at the 25th percentile or threshold target level, respectively, 50% will vest if performance is at the 50th percentile or target level, respectively, and 100% will vest if performance is at or above the 75th percentile or the maximum target level, respectively. Any performance shares that do not vest on January 12, 2015 will be forfeited. With regard to dividend rights, these performance shares and units are allocated 50%, or target grant level, of any cash dividends that are declared and paid during the Performance Period with respect to target grant shares or units, although such dividends are held by us, subject to the same terms and conditions as the related performance shares or units, and vest and are settled in cash only if, when and to the extent the related performance shares or units vest and are settled in the same proportion as such vesting and settlement. In the event a performance share or unit is forfeited, the related dividends are also forfeited.
(7)	Awards of service-based restricted stock units or shares subject to vesting on the third anniversary of the date of grant conditioned on continued employment, the vesting of which will occur as follows: (i) 5,867 units on January 12, 2015, (ii) 4,382 units on January 10, 2016, (iii) 1,464 units on April 15, 2016, and (iv) 5,934 units on January 13, 2017.
(8)	Awards of service-based restricted stock subject to vesting on the third anniversary of the date of grant conditioned on continued employment, which will occur as follows: (i) 4,607 shares on January 12, 2015, (ii) 4,268 shares on January 10, 2016, and (iii) 3,618 shares on January 13, 2017.
(9)	Awards of service-based restricted stock subject to vesting on the third anniversary of the date of grant conditioned on continued employment, the vesting of which will occur as follows: (i) 3,919 shares on January 12, 2015, (ii) 3,431 shares on January 10, 2016, and (iii) 3,040 shares on January 13, 2017.
(10)	Awards of service-based restricted stock units or shares subject to vesting on the third anniversary of the date of grant conditioned on continued employment, the vesting of which are scheduled to occur as follows: (i) 2,585 units on January 10, 2016, (ii) 11,576 shares on April 15, 2016, and (iii) 2,135 units on January 13, 2017.

Option Exercises and Stock Vested during Fiscal Year

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Joseph M. Gingo	—	—	19,130	(1)	$668,020
Bernard Rzepka	—	—	5,464	(2)	$190,803
Joseph J. Levanduski	—	—	2,186	(3)	$78,969
David C. Minc	—	—	3,371	(4)	$117,715
Gustavo Pérez	—	—	1,713	(5)	$59,818

(1)	These awards include vesting on January 12, 2014 of (i) 6,552 shares of service-based restricted stock from a fiscal year 2011 grant, and (ii) 12,578 performance shares from a fiscal year 2011 grant, each with value realized upon vesting based on the closing price of the common stock on the vesting date of $34.92.
(2)	These awards include vesting on January 12, 2014 of (i) 1,872 service-based restricted stock units from a fiscal year 2011 grant, and (ii) 3,592 performance shares from a fiscal year 2011 grant, each with value realized upon vesting based on the closing price of the common stock on the vesting date of $34.92.
(3)	These awards include (i) vesting on June 10, 2014 of 1,116 shares of service-based restricted stock from a 2011 fiscal year grant with a value realized upon vesting based on the closing price of the common stock on the vesting date of $37.28, and (ii) vesting on January 12, 2014 of 1,070 performance shares from a fiscal year 2011 grant with value realized upon vesting based on the closing price of the common stock on the vesting date of $34.92.
(4)	These awards include vesting on January 12, 2014 (i) of 1,155 shares of service-based restricted stock from a fiscal year 2011 grant, and (ii) 2,216 performance shares from a fiscal year 2011 grant, each with value realized upon vesting based on the closing price of the common stock on the vesting date of $34.92.
(5)

These 1,713 performance shares vested on January 12, 2014 from a fiscal year 2011 grant with value realized upon vesting based on the closing price of the common stock on the vesting date of $34.92. In addition, as reported in the Summary

Compensation Table, column (g), Mr. Pérez received a cash payment of $118,173 on October 15, 2013 upon the accelerated vesting and settlement in cash of service-based awards granted in fiscal 2011 and 2013 totaling 3,913 restricted share units.

Summary of Equity Awards Vesting in Fiscal 2014

During fiscal 2014, equity awards subject to vesting for our named executive officers consisted of: (i) service-based restricted stock and restricted stock units granted in calendar year 2011 (the last year in which service-based restricted grants were awarded with pro-rata vesting over three years); and (ii) performance shares and performance restricted stock units granted in calendar 2011 which were subject to performance-based vesting at the end of a three year period. The service-based restricted stock and restricted stock units vested based upon each named executive officer’s continued employment through the vesting date and were settled in shares of our common stock on the applicable vesting date. With regard to the performance shares and performance-based restricted stock units granted in 2011, (i) 16% of the TSR-based awards vested in fiscal 2014 because our TSR for the three-year performance period ending on January 12, 2014 exceeded the 25th percentile of peer S&P Specialty Chemical companies (the threshold level for vesting purposes), but did not attain the 50th percentile of such peers, and (ii) none of the ROIC-based awards vested in 2014 because our ROIC of 9.6% for that performance period failed to attain the threshold vesting level of 10.5%, so all such ROIC-based performance shares and performance units were forfeited.

Pension Benefits

(a)	(b)	(c)	(d)		(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Joseph M. Gingo	N/A	—	—		—
Bernard Rzepka	A. Schulman GmbH Kerpen Pension Plan	22	$2,105,401	(1)	—
Joseph J. Levanduski	N/A	—	—		—
David C. Minc	N/A	—	—		—
Gustavo Pérez	N/A	—	—		—

(1)	The value presented for Mr. Rzepka is based on his base salary at the end of the 2014 fiscal year, and was converted from Euros to U.S. dollars at a 12-month average rate of 1.33161. Assumptions include age 65 commencement, no decrements for either death or termination prior to age 65, Heubeck 2005 Generational mortality after 65 and a discount rate of 2.50% at August 31, 2014.

European Retirement Plans

For Mr. Rzepka, his pension benefits are calculated at a rate of 0.8% of his final pensionable salary up to the applicable social security pension ceiling per year of service with a maximum of 20% and an additional 1.6% of pensionable salary for that portion exceeding the social security pension ceiling, with a maximum of 60%. Under German law, Mr. Rzepka’s benefits under the plan are fully vested and include a widow’s pension of 50% of the amount payable. If Mr. Rzepka’s employment terminates prior to his reaching age 65, his benefits would be reduced based upon his total years of service divided by the number of years of service he would need to reach age 65. Mr. Rzepka’s spouse is entitled to receive 50% of his pension upon his death in service or during retirement.

Non-Qualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)
Joseph M. Gingo	—	$32,654	—	$55,847	$310,068
Bernard Rzepka	—	—	—	—	—
Joseph J. Levanduski	—	$7,347	—	$4,519	$26,568
David C. Minc	—	$4,405	—	$4,049	$23,123
Gustavo Pérez	—	$1,584	—	$1,498	$6,783

(1)	Column contains contributions by the Company in the last fiscal year under the Non-Qualified Plan. Amounts shown are included in the All Other Compensation column shown in the Summary Compensation Table located on page 33.
(2)	Earnings in this column represent estimated earnings on the Non-Qualified Plan, which are based upon the performance of the S&P 500. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings.

For a narrative discussion of our non-qualified retirement plan, see pages 29 of the Compensation Discussion and Analysis.

Employment Agreements

We currently maintain employment agreements with certain members of our senior executive personnel. Of the named executive officers, we have entered into employment agreements only with Messrs. Gingo and Levanduski, the material terms of which are outlined below. We do not currently maintain employment agreements with Messrs. Rzepka, Minc or Pérez, although we have entered into a change-in-control agreement with each of them, the material terms of which are described below.

Employment Agreement of Mr. Gingo

On May 19, 2011, we entered into an Amended and Restated Employment Agreement with Mr. Gingo to extend his employment as the Company’s President and Chief Executive Officer through the end of December 31, 2014; on April 4, 2013, we amended Mr. Gingo’s agreement to acknowledge that, in the event of a transformational acquisition in the specialty chemical space, the Board could exercise an option to extend Mr. Gingo’s employment as the Company’s Chief Executive Officer for up to two additional years (collectively, the “Amended Gingo Agreement”). Under the terms of the Amended Gingo Agreement, Mr. Gingo is entitled to a minimum base salary of $810,000, subject to increase during the term of the Amended Gingo Agreement at the discretion of the Board of Directors. Mr. Gingo also is eligible to participate in our annual bonus program for senior executives, with a target level of 100% of base salary and leverage ranging from zero to 200% based upon performance metrics to be established by the Compensation Committee. In addition, Mr. Gingo continues to be eligible to receive fringe benefits made generally available to our executives in accordance with Company policies and remains eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

Upon termination of Mr. Gingo’s employment during the term of the Amended Gingo Agreement, Mr. Gingo may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Gingo or by reason of Mr. Gingo’s death or Disability (as such terms are defined in the Amended Gingo Agreement). In the event the Company terminates Mr. Gingo’s employment without Cause or Mr. Gingo elects a Resignation for Cause prior to the expiration of the Amended Gingo Agreement and prior to a Change-in-Control, Mr. Gingo shall receive: (i) his salary for the remaining term of the Amended Gingo Agreement; (ii) a bonus for each year of the remaining term, which shall be equal to the greater of (1) $490,000 or (2) the average annual bonus during the most recent three calendar years of Mr. Gingo’s employment with the Company; and (iii) compensation attributable to equity awards (at the target grant value) that would have otherwise been issued through the remainder of the term. In the event Mr. Gingo is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Gingo’s salary for 24 months to a designated beneficiary. In the event that Mr. Gingo becomes Disabled, the Company shall pay Mr. Gingo 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Gingo, although the 60% payments shall continue for the remainder of the 24-month period.

In the event Mr. Gingo is terminated by the Company, or he voluntarily terminates his employment for Good Reason, following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability or (iii) termination by Mr. Gingo without Good Reason (as such terms are defined in the Amended Gingo Agreement), Mr. Gingo shall be paid a lump sum amount equal to three times: (1) Mr. Gingo’s base salary immediately in effect prior to the occurrence of the triggering event; and (2) the average annual bonus earned by Mr. Gingo in the immediately preceding three fiscal years. Additionally, Mr. Gingo shall receive compensation attributable to equity awards (at the target grant value) that would have otherwise been issued through the remainder of the term of the Amended Gingo Agreement and shall continue to receive certain insurance benefits (reduced to the extent comparable benefits are actually provided without cost to him by another source after termination) from the date of termination through the remainder of the term.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Amended Gingo Agreement, for a period of one year following any termination of Mr. Gingo’s employment, Mr. Gingo shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Pursuant to the terms of the Amended Gingo Agreement, Mr. Gingo is not entitled to receive any tax gross up for any excise tax imposed upon him under Sections 280G and 4999 of the Code. In the event that any payments or benefits paid or payable to Mr. Gingo pursuant to the Amended Gingo Agreement or any other plan, program or arrangement maintained by the Company would constitute a “parachute payment” within the meaning of Section 280G of the Code, Mr. Gingo is entitled to receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by Mr. Gingo on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Employment Agreement with Joseph J. Levanduski

On June 10, 2011, we entered into an employment agreement with Mr. Levanduski to retain him as our Vice President, Chief Financial Officer and, at that time, Treasurer (the “Levanduski Agreement”). The term of the Levanduski Agreement commenced on June 10, 2011 and ends on December 31, 2014.

Under the terms of the Levanduski Agreement, Mr. Levanduski is provided a fixed annual base salary of $371,500 which may not be decreased except as a result of Disability, as such term is defined in the Levanduski Agreement, but which may be increased from time to time by the Board of Directors. Mr. Levanduski is eligible to participate in our annual bonus program for senior executives, with a target level of at least 50% of base salary and leverage ranging from zero to 200% based upon the achievement of various financial goals and operating metrics, as well as an assessment of Mr. Levanduski’s individual performance. During fiscal year 2014, the Compensation Committee established the target level of Mr. Levanduski’s annual bonus at 70% for better alignment with our peer market median, consistent with the compensation philosophy of providing each named executive officer with an annual bonus opportunity at or about our peer market median. Mr. Levanduski is also eligible to receive fringe benefits made generally available to our executives in accordance with our Company policies and is eligible to participate in all other employee compensation and benefit plans generally available to executives at a level appropriate for his position.

Upon termination of Mr. Levanduski’s employment during the term of the Levanduski Agreement, Mr. Levanduski may be entitled to receive certain post-termination benefits depending upon whether such termination is by the Company without Cause, in relation to a Change-in-Control, a Resignation for Cause by Mr. Levanduski or by reason of Mr. Levanduski’s death or Disability (as such terms are defined in the Agreement). In the event the Company terminates Mr. Levanduski’s employment without Cause or Mr. Levanduski elects a Resignation for Cause prior to the expiration of the Agreement and prior to a Change-in-Control, Mr. Levanduski shall receive: (i) his salary for the remaining term of the Agreement; (ii) a bonus on each October 31 during the remaining term of the Agreement in an amount equal to $185,750; (iii) pro rata vesting of any outstanding equity award which has time-based vesting; and (iv) pro rata vesting of any outstanding equity award which has performance-based vesting, if, and only if, at the end of the applicable performance period the performance criteria for each performance-based award is achieved. In the event Mr. Levanduski is terminated by reason of death, the Company shall pay a lump sum amount equal to 60% of Mr. Levanduski’s salary for 24 months to a designated beneficiary. In the event that Mr. Levanduski becomes Disabled, the Company shall pay Mr. Levanduski 60% of his base salary during the period of his Disability (not to exceed 24 months). After six months of Disability, the Company shall have the right to terminate Mr. Levanduski, although the 60% payments shall continue for the remainder of the 24-month period.

In the event Mr. Levanduski is terminated by the Company, or he voluntarily terminates his employment for Good Reason, following a Change-in-Control event and prior to the end of a Change-in-Control Protection Period for any reason, except (i) termination by the Company for Cause, (ii) termination by reason of death or Disability or (iii) termination by Mr. Levanduski without Good Reason (as such terms are defined in the Agreement), Mr. Levanduski shall be paid a lump sum amount equal to two times the sum of: (1) the higher of Mr. Levanduski’s base salary (a) in effect immediately prior to the Change-in-Control event or (b) in effect on the date of notice of his termination; and (2) the higher of (a) the annual bonus earned by Mr. Levanduski in respect of the Company’s fiscal year immediately preceding that in which the date of termination occurs, (b) the average annual bonus earned in respect of the three fiscal years immediately preceding that in which the Change in Control occurs or (c) $185,750. Additionally, Mr. Levanduski shall receive certain insurance benefits for 18 months from the date of termination.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Levanduski Agreement, for a period of one year following any termination of Mr. Levanduski’s employment, Mr. Levanduski shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Under the terms of the Levanduski Agreement, Mr. Levanduski is not entitled to receive any tax gross up for any excise tax imposed upon him under Sections 280G and 4999 of the Code or the Treasury Regulations promulgated thereunder. In the event that any payments or benefits paid or payable to Mr. Levanduski pursuant to the Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Levanduski shall receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Change-in-Control Agreements

On May 19, 2011, we entered into change-in-control agreements (the “Change-in-Control Agreements”) with certain of our executive officers, including Messrs. Rzepka, Minc, and Pérez. As executed, the term of the Change-in-Control Agreements commenced on May 19, 2011 and will end on December 31, 2014. The Change-in-Control Agreements are structured as double-trigger agreements and provide that in the event (i) a covered executive is terminated by the Company during a Change-in-Control Protection Period without Cause, or (ii) a covered executive resigns from the Company during a Change-in-Control Protection Period for Good Reason (as such terms are defined in the Change-in-Control Agreements), such covered executive shall be entitled to the following: (1) continued payment of compensation and the provision of benefits through the date of termination; (2) an amount equal to any accrued, but unused vacation days; (3) a lump sum amount equal to two times the sum of (a) the covered executive’s base salary for the calendar year immediately preceding the year in which the date of termination occurs, and (b) the covered executive’s annual target bonus for the fiscal year in which termination occurs; and (4) the continuation of certain insurance benefits for a period of 18 months after the date of termination.

Pursuant to the confidentiality, non-competition and non-solicitation provisions of the Change-in-Control Agreements, in the event that a covered executive becomes entitled to receive compensation under their respective Change-in-Control Agreement, then for a period of one year such covered executive shall not, directly or indirectly, either as an individual for his own account or as an investor, or other participant in, or as an employee, agent, or representative of, any other business enterprise: (i) solicit, employ, entice, take away or interfere with, or attempt to solicit, employ, entice, take away or interfere with, any employee of the Company; or (ii) engage, participate in, finance, aid or be connected with any enterprise that competes with the business of the Company.

Under the terms of the Change-in-Control Agreements, covered executives are not entitled to receive any tax gross up for any excise tax imposed upon them under Sections 280G and 4999 of the Code. In the event that any payments or benefits paid or payable to a covered executive pursuant to their Change-in-Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then such covered executive shall receive the greater of: (i) one dollar less than the amount which would cause the payments and benefits to constitute a “parachute payment;” or (ii) the amount of such payments and benefits, after taking into account all federal, state and local taxes, including the excise tax imposed under Section 4999 of the Code payable by the covered executive on such payments and benefits, if such amount would be greater than the cut-back amount, after taking into account all federal, state and local taxes.

Potential Payments Upon Termination or Change-In-Control

Pursuant to the terms of each named executive officer’s respective employment or change-in-control agreement, each named executive officer is entitled to certain benefits upon their separation from service with the Company, depending on the nature of such separation from service. The following table represents amounts or benefits that would be payable or owed to each of the named executive officers upon termination of their employment as a result of the scenarios indicated in each column, assuming the termination occurred on August 31, 2014.

Compensation Components	Retirement or Voluntary Termination(1)	Death or Disability(2)	Involuntary Termination with Cause(3)	Involuntary Termination Without Cause(4)	Termination upon Change-in- Control(5)
For Joseph M. Gingo
Severance	—	$1,104,000	—	$833,654	$4,340,961
Health/Welfare Benefits(6)	—	—	—	$5,128	$5,128
Incentive Plan Based Awards
Restricted Stock Awards	$5,967,287	$6,947,577	—	$5,967,287	$19,750,724
Retirement Benefits
Non-Qualified Plan(7)	$310,068	$310,068	$310,068	$310,068	$310,068

Total	$6,277,355	$8,361,645	$310,068	$7,116,137	$24,406,881

For Bernard Rzepka
Severance	—	—	—	—	$1,925,000
Health/Welfare Benefits(6)	—	—	—	—	$13,369
Incentive Plan Based Awards
Restricted Stock Awards	—	$2,016,979	—	—	$5,823,063
Retirement Benefits
Pension Plan(8)	$2,105,402	$2,105,402	$2,105,402	$2,105,402	$2,105,402

Total	$2,105,402	$4,122,381	$2,105,402	$2,105,402	$9,866,834

For Joseph J. Levanduski
Severance	—	$535,200	—	$334,417	$1,263,500
Health/Welfare Benefits(6)	—	—	—	$6,892	$32,238
Incentive Plan Based Award
Restricted Stock Awards	—	$1,466,869	—	$1,258,942	$4,122,193
Retirement Benefits
Non-Qualified Plan(7)	$26,568	$26,568	$26,568	$26,568	$26,568

Total	$26,568	$2,028,457	$26,568	$1,626,819	$5,444,449

For David C. Minc
Severance	—	—	—	—	$1,193,600
Health/Welfare Benefits(6)	—	—	—	—	$11,790
Incentive Plan Based Awards
Restricted Stock Awards	$231,243	$1,212,078	—	—	$3,428,107
Retirement Benefits
Non-Qualified Plan(7)	$23,123	$23,123	$23,123	$23,123	$23,123

Total	$257,366	$1,235,201	$23,123	$23,123	$4,656,620

For Gustavo Pérez
Severance	—	—	—	—	$1,050,000
Health/Welfare Benefits(6)	—	—	—	—	$20,358
Incentive Plan Based Awards
Restricted Stock Awards	—	$1,239,381	—	—	$2,886,339
Retirement Benefits
Non-Qualified Plan(7)	$6,783	$6,783	$6,783	$6,783	$6,783

Total	$6,783	$1,246,164	$6,783	$6,783	$3,963,480

(1)

The Company considers normal retirement age to be 60 years of age; therefore, Messrs. Rzepka, Levanduski, and Pérez would not be eligible for retirement at August 31, 2014. A portion of restricted stock awards are released upon retirement. The number of service-based restricted stock awards released is determined by the time elapsed since the date of grant. For Mr. Gingo under his employment agreement, the portion of any outstanding performance-based awards released is also based on the time elapsed since the date of grant; however, such awards will be released only at the end of the vesting period and only if the performance criteria has been met. For purposes of this calculation, it was assumed that the pro rata amount of outstanding performance-based awards would vest based on current performance relative to the performance criteria. For other retirement eligible named executive officers, any outstanding performance-based awards are forfeited upon retirement under the terms and conditions of the grant award agreements. The value of equity awards was calculated using the closing price of the common stock on August 31, 2014 of $38.83. For Messrs. Rzepka, Levanduski, and Pérez, information is presented based on a voluntary resignation, in which case any cash bonus or non-vested equity award is forfeited and they would only be entitled to vested retirement benefits.
(2)	The severance amount is a lump sum payment equal to 60% of the base salary for 24 months. All service-based restricted stock awards are considered fully vested upon death or disability, therefore the amount reflects the value of all time-based restricted stock outstanding for the named executive officers. The portion of any outstanding performance-based awards released is based on the time elapsed since the date of grant; however, such awards will be released only at the end of the vesting period and only if the performance criteria has been met. For purposes of this calculation, it was assumed that the pro rata amount of outstanding performance-based awards would vest based on current performance relative to the performance criteria. The value of equity awards was calculated using the closing price of the common stock on August 31, 2014 of $38.83.
(3)	The Company does not provide for any severance when termination occurs with cause. Under the 2006 Incentive Plan, all restricted stock awards are cancelled upon termination with cause. All options, vested and unvested, are forfeited immediately upon termination with no remaining time to exercise.
(4)	The severance benefits for Messrs. Gingo and Levanduski reflect the severance compensation provided under each of their respective employment agreements, which includes salary for the remaining term of their agreements and a bonus for each year of the remaining term as determined under each of their agreements. With respect to treatment of outstanding equity incentive awards, under the 2006 Incentive Plan and the 2010 Value Creation Rewards Plan, all restricted stock awards generally are cancelled upon termination without cause. However, with respect to Messrs. Gingo and Levanduski, a portion of their restricted stock awards are released upon termination without cause as provided under each of their respective employment agreements. The number of service-based restricted stock awards released is determined by the time elapsed since the date of grant. The portion of any outstanding performance-based awards released is also based on the time elapsed since the date of grant; however, such awards will be released only at the end of the vesting period and only if the performance criteria has been met. The value of such equity awards was calculated using the closing price of the common stock on August 31, 2014 of $38.83.
(5)	Severance benefits determined pursuant to each named executive officer’s respective employment/change-in-control agreement. Upon a change-in-control, all equity awards become fully vested regardless of whether there is a subsequent termination. All time-based restricted stock awards are considered fully vested upon a change-in-control, therefore, the amount reflects the value of all restricted stock awards outstanding for the named executive officers. All performance criteria included in the vesting terms of any outstanding equity awards are deemed to have been met as of the date of a change-in-control. All options vest immediately upon a change-in-control. Amount assumes all options will be exercised on the date of termination. The value of equity awards was calculated using the closing price of the common stock on August 31, 2014 of $38.83.
(6)	In the event of termination following a change-in-control, each named executive officer other than Mr. Gingo is eligible to up to 18 months of life, disability, accident and health insurance without cost under their change-in-control agreement. With respect to Messrs. Gingo and Levanduski, each of them is eligible to continued life, disability, accident and health insurance without cost for the remainder of the term of their respective employment agreements. These amounts are estimated based on current costs for insurance and could change depending on the actual timing of such event.
(7)	Benefits under the Non-Qualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after two years of employment and full vesting after seven years of employment. In addition, upon a change-in-control, participants’ benefits under the Non-Qualified Plan become fully vested and non-forfeitable.
(8)	The pension plan amounts for Mr. Rzepka were calculated using Euro amounts, which were converted to U.S. dollars using a 12-month average rate of 1.33161.

Director Compensation

The following table sets forth compensation information for each of our non-employee directors. Mr. Gingo, as an employee of the Company, received no additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Eugene R. Allspach	$77,500	$79,682	—	—	—	—	$157,182
Gregory T. Barmore	$95,000	$79,682	—	—	—	—	$174,682
David G. Birney	$97,500	$79,682	—	—	—	—	$177,182
Howard R. Curd	$77,500	$79,682	—	—	—	—	$157,182
Michael A. McManus, Jr.	$77,500	$79,682	—	—	—	—	$157,182
Lee D. Meyer	$87,500	$79,682	—	—	—	—	$167,182
James A. Mitarotonda	$77,500	$79,682	—	—	—	—	$157,182
Ernest J. Novak, Jr.	$95,000	$79,682	—	—	—	—	$174,682
Dr. Irvin D. Reid	$87,500	$79,682	—	—	—	—	$167,182
John B. Yasinsky	$77,500	$79,682	—	—	—	—	$157,182

(1)	Amounts shown reflect all fees paid in cash for services as a director during fiscal 2014, which are paid at the beginning of each calendar quarter; however, commencing July 1, 2014, Mr. Mitarotonda elected to participate in the Company’s EDSOP at the rate of 25% of his quarterly director retainer fees which otherwise would have been payable in cash, and such fees are included in his amount. The annual cash retainer was increased from $70,000 to $80,000 effective January 1, 2014. Amounts shown also include the following cash retainers paid to directors with additional duties: (i) $20,000 for the lead independent director; (ii) $17,500 for the Audit and Compensation Committee chairs; and (iii) $10,000 for all other committee chairs.
(2)	Amounts shown reflect the aggregate grant date fair value of 2,315 shares of our common stock granted during fiscal 2014 of $34.42 computed in accordance with FASB ASC Topic 718. However, the targeted value of the share awards as one-half of our directors’ annual retainer was $80,000; the number of shares was determined by dividing that targeted value by the average trading value of a share of our common stock for the 30-day period preceding the grant date, or $34.55. Assumptions used in the calculation of the amounts shown are included in Note 10 “Incentive Stock Plans” to the Consolidated Financial Statements included in A. Schulman’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014.

Annual compensation of directors is comprised of a cash retainer in the amount of $80,000 and an award of shares of common stock at a targeted value of $80,000, based on the average trading value of our common stock for the 30-day period preceding the grant date. We have eliminated per meeting fees unless directors attend more than 24 meetings annually, in which case directors will receive $1,500 for each Board or Committee meeting attended. Additional cash retainers are provided for the following leadership positions on the Board of Directors: (i) Lead Independent Director – $20,000; (ii) Audit and Compensation Committee Chair – $17,500; and (iii) all other Committee Chairs – $10,000. To more closely align with the term of office of our directors (which commences immediately following the annual meeting of stockholders, typically held in mid-December), we pay our director compensation on a calendar year basis, by paying a proportionate amount of the annual retainer fee at the beginning of each calendar quarter.

Directors may elect to participate in our EDSOP, which we implemented in fiscal 2012 to help facilitate compliance with our stock ownership guidelines. The EDSOP provides our directors and executive officers with a convenient method to directly purchase our common stock at its fair market value with their director retainer fees or annual incentive compensation payments, as the case may be. As of the end of fiscal 2014, Mr. Mitarotonda was the only director participating in the EDSOP, electing to participate at the rate of 25% of his director retainer fees which otherwise would have been paid in cash.

Pursuant to the Amended and Restated Directors Deferred Units Plan (the “Directors Plan”), a director may elect to defer all or a portion of his or her director fees in a calendar year. Deferred director fees are credited to an account for each participating director (the “Account”) until the last day of each quarter (a “Valuation Date”). On each Valuation Date, the Account is credited with the amount of any dividends that would have been paid to the director had he or she actually owned shares of common stock equal to the number of units in the Account at the time of the dividend payment. On each Valuation Date, all amounts credited to the Account are converted into units by dividing the amount in the Account by the closing price of common stock on the Valuation Date. Upon the earlier of a director’s separation from service as a director, a change of control or a director’s disability (each a “Triggering Event”), units will be converted into cash and paid to the director in a single lump sum no later than March 15 of the calendar year that begins after the calendar year during which a Triggering Event occurs. The conversion into cash will be made using the closing price of the common stock on the date prior to the date that payment is made. At present, no director participates in the Directors Plan.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to oversee the accounting and financial reporting process of the Company, and the Audit Committee is responsible for overseeing the qualifications, independence and performance of, and the Company’s relationship with, its independent registered public accounting firm. The Audit Committee is comprised of five independent directors, as defined by applicable NASDAQ and Commission rules, and operates under a written charter adopted by the Board. The Audit Committee includes the following members of the Board of Directors: Ernest J. Novak, Jr. (Chair), Eugene R. Allspach, Howard R. Curd, Michael A. McManus, Jr., and Lee D. Meyer.

The Audit Committee has met, reviewed and discussed with management the consolidated financial statements of the Company for the fiscal year ended August 31, 2014, who represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with PricewaterhouseCoopers LLP, our registered independent public accounting firm, matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PricewaterhouseCoopers LLP provided to the Audit Committee written disclosures pursuant to Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with PricewaterhouseCoopers LLP any relationships with or services to the Company or its subsidiaries that may impact the objectivity and independence of PricewaterhouseCoopers LLP, and the Audit Committee has satisfied itself as to PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP, and the Audit Committee’s review of the representation of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended August 31, 2014 be included in the Company’s Annual Report on Form 10-K filed with the Commission. The Audit Committee also recommended that PricewaterhouseCoopers LLP be appointed as the Company’s independent registered public accounting firm for the 2015 fiscal year.

Audit Committee:

Ernest J. Novak, Jr., Chair

Eugene R. Allspach

Howard R. Curd

Michael A. McManus, Jr.

Lee D. Meyer

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the books, records and accounts of the Company and its subsidiaries for the fiscal year ending August 31, 2015. This selection is being presented to stockholders for ratification or rejection at the Annual Meeting. THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT SUCH APPOINTMENT BE RATIFIED.

PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal year ended August 31, 2014. During early fiscal 2015, the Audit Committee engaged in a robust review of the qualifications, performance and proposed fees of PricewaterhouseCoopers LLP, including consideration of a presentation by the accounting firm and the input of management. Based on this review, PricewaterhouseCoopers LLP was determined by the Audit Committee and the Board of Directors to be well qualified for continued selection as our independent registered public accounting firm for fiscal year 2015. By NASDAQ and Commission rules and regulations, appointment of A. Schulman’s independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this appointment as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

For ratification, this Proposal Two will require the affirmative vote of the holders of a majority of the shares of common stock present, represented and entitled to vote at the Annual Meeting. In determining whether Proposal Two has received the requisite vote for approval, broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two. If Proposal Two is rejected, or if PricewaterhouseCoopers LLP declines to act or becomes incapable of acting as our independent registered public accounting firm, or if its engagement is otherwise discontinued, the Audit Committee will appoint another public auditor, the continued engagement of whom, after the Annual Meeting, will be subject to ratification by the stockholders.

Fees Incurred by Independent Registered Public Accounting Firm

Set forth below are the aggregate fees and expenses for professional services rendered by PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2014 and 2013 fiscal years.

	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$3,332,000	$3,128,000
Audit-Related Fees(2)	$305,500	$39,800
Tax Fees(3)	$899,805	$575,000
All Other Fees	$0	$0

(1)	Comprised of the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, and its limited reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as statutory audits of the Company’s subsidiaries and consents to Commission filings.
(2)	Comprised of services rendered by PricewaterhouseCoopers LLP primarily related to specialized reporting, consultation services, and other procedures in various jurisdictions.
(3)	Comprised of professional services rendered by PricewaterhouseCoopers LLP for tax consulting and advice and domestic and international tax compliance and tax return preparation. For fiscal 2014, tax consulting fees were $236,805 and tax compliance fees were $663,000.

Pre-Approval of Fees

The Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of the services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee has delegated pre-approval authority to its Chair, provided that the pre-approval is reviewed by the full Audit Committee at its next regular meeting.

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing stockholders with the right to vote to approve, on an advisory (nonbinding) basis, the following resolution relative to the compensation of our named executive officers:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

As described in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation philosophy is designed to provide a pay for performance compensation package, targeted at median market levels, to our named executive officers in order to attract, retain and motivate the key executives who are directly responsible for our continued success. We believe that this compensation philosophy, and the programs and policies approved and adopted by the Compensation Committee thereunder, has allowed us to attract and retain a talented executive management team which has provided successful leadership during the recent periods of economic turbulence and implementation of our significant acquisition and integration strategies.

Please read the “Compensation Discussion and Analysis” and “Compensation Tables” sections of this proxy statement, including the related narrative, for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2014 compensation of our named executive officers.

The proposal to approve the resolution regarding the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting. Accordingly, broker non-votes will not be relevant to the outcome. Abstentions will be counted as being present and entitled to vote for purposes of Proposal Three and, thus, will have the same effect as a vote against Proposal Three. Because this vote is advisory, it will not be binding on the Company or the Compensation Committee; however, the Board of Directors and the Compensation Committee will review the voting results and take into account the outcome of the vote when considering future executive compensation matters. Taking into account the advisory vote of shareholders at our 2011 Annual Meeting regarding the frequency of future advisory votes to approve executive compensation, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our NEOs annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2015 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL FOUR — APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN

The Board of Directors proposes that the stockholders approve the 2014 Equity Plan. On October 16, 2014, the Board of Directors adopted the 2014 Equity Plan, subject to approval by the stockholders. Set forth below is a summary of the material features of the 2014 Equity Plan, which summary is qualified in its entirety by the text of the 2014 Equity Plan, a copy of which is attached to this proxy statement as Appendix A.

The purpose of the 2014 Equity Plan is to foster and promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2014 Equity Plan is intended to encourage participants to acquire and maintain ownership interests in A. Schulman and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of our business is largely dependent. The 2014 Equity Plan serves these purposes by making equity- and cash-based awards (“Awards”) available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase shares of common stock (“NQSOs”);

•	incentive stock options to purchase shares of common stock (“ISOs” and, together with NQSOs, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted shares of common stock (“Restricted Stock”);

•	restricted stock Awards that may be settled in Shares, cash or a combination thereof (“Restricted Stock Units”);

•	other stock-based Awards – Awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of the shares of common stock (“Other Stock-Based Awards”); and

•	cash-based Awards (“Cash Awards”).

Section 162(m) of the Internal Revenue Code

Under the 2014 Equity Plan, the Compensation Committee may grant Restricted Stock, Other Stock-Based Awards and Cash Awards in a manner that constitutes “qualified performance-based compensation” for purposes of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (“Performance-Based Awards”). Section 162(m) generally limits the deduction that A. Schulman may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” (as defined in Section 162(m)) in any one taxable year. Performance-Based Awards granted under the 2014 Equity Plan will not count against this $1,000,000 deduction limitation provided that; (i) the lapse of restrictions on such Performance-Based Awards and the distribution of cash, shares of common stock or other property pursuant to such Performance-Based Awards is contingent upon satisfying one or more of the performance criteria enumerated in the 2014 Equity Plan, as established and certified by the Compensation Committee; and (ii) the Performance-Based Awards otherwise satisfy the requirements for qualified performance-based compensation under Section 162(m). The 2014 Equity Plan is designed so that Options and SARs granted thereunder will be considered qualified performance-based compensation for purposes of Section 162(m). The Company is submitting the 2014 Equity Plan, including the performance criteria set forth therein, to the stockholders for approval at the Annual Meeting to ensure that Performance-Based Awards granted under the 2014 Equity Plan will be deductible as qualified performance-based compensation.

Administration

The Compensation Committee will administer the 2014 Equity Plan, except in the case of Awards to directors, which will be determined by the entire Board of Directors. The Compensation Committee will be comprised of at least two directors, each of whom will be an “outside director” (within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder), a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act) and an “independent director” under applicable NASDAQ rules.

In its capacity as plan administrator, the Compensation Committee will determine which participants will be granted Awards, the type of each Award granted and the terms and conditions of each Award. The Compensation Committee will also have full power and authority to; (i) establish, amend and rescind rules and regulations relating to the 2014 Equity Plan; (ii) interpret the 2014 Equity Plan and all related award agreements; and (iii) make any other determinations that it deems necessary or desirable for the administration of the 2014 Equity Plan. Any action taken by the Compensation Committee will be final, binding and conclusive on all parties.

With respect to each Award granted under the 2014 Equity Plan, the Company will enter into a written or electronic award agreement with the participant which describes the terms and conditions of the Award, including; (i) the type of Award and when and how it may be exercised or earned;(ii) any exercise price associated with the Award; (iii) how the Award will or may be settled; and (iv) any other applicable terms and conditions affecting the Award.

Eligibility

The Board of Directors may select any director of the Company or an affiliate company who is not an employee to receive Awards under the 2014 Equity Plan. The Compensation Committee may select any: (i) employees of A. Schulman and its affiliates; and (ii) consultants who render services to the Company or its affiliates to receive Awards under the 2014 Equity Plan. As of August 31, 2014, there were ten non-employee directors and approximately 3,800 employees of the Company and its affiliates. We are unable to reasonably estimate the number of third-party consultants who will be eligible to receive Awards under the 2014 Equity Plan, although no Awards have been granted to third-party consultants under the Company’s 2006 Incentive Plan or 2010 Value Creation Rewards Plan.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of common stock available for the grant of Awards under the 2014 Equity Plan will be 2,000,000. Shares of common stock issued under the 2014 Equity Plan may consist of; (i) treasury shares; (ii) authorized but unissued shares of common stock not reserved for any other purpose; or (iii) shares of common stock purchased by or on the Company’s behalf in the open market for such purpose.

On October 16, 2014, the closing price of the shares of common stock on NASDAQ was $30.32.

Upon the grant of an ISO, a NQSO or a SAR, the number of shares of common stock available for issuance under the 2014 Equity Plan will be reduced by an amount equal to the number of shares of common stock subject to such Award. Upon the grant of an Award, other than an ISO, a NQSO or a SAR, that is to be settled by the issuance of shares of common stock (a “Full Value Award”), A. Schulman will reduce the number of shares of common stock available for issuance under the 2014 Equity Plan by an amount equal to the number of shares of common stock subject to such Award multiplied by 1.77. In the case of any SAR which is settled in shares of common stock, A. Schulman will count the full number of shares of common stock subject to the SAR against the number of shares of common stock available for future Awards, regardless of the number of shares of common stock used to settle the SAR upon exercise. The Compensation Committee may grant Full Value Awards covering up to 10% of the shares of common stock available for issuance pursuant to the 2014 Equity Plan without regard to the minimum vesting requirements of the 2014 Equity Plan with respect to Awards of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

The following shares of common stock may be awarded under the 2014 Equity Plan and do not count against the 2,000,000 share limit:

•	shares of common stock covered by an Award granted under the 2014 Equity Plan that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of such shares of common stock;

•	shares of common stock covered by an Award granted under the 2014 Equity Plan that, by its terms, may be settled only in cash;

•	shares of common stock granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the 2014 Equity Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and A. Schulman or any of its affiliates; and

•	shares of common stock covered by an Award granted under the 2014 Equity Plan that are later returned to A. Schulman pursuant to any compensation recoupment policy, provision or agreement.

During any fiscal year of A. Schulman, the Compensation Committee may not grant any participant:

•	Options covering more than 250,000 shares of common stock;

•	SARs covering more than 250,000 shares common stock;

•	Performance-Based Awards that are to be settled in shares of common stock covering more than 150,000 shares of common stock;

•	Performance-Based Awards that are to be settled in cash equal to more than $3,000,000; or

•	With respect to any one Non-Employee Director, Awards covering more than 10,000 shares of common stock.

The foregoing limits only apply to Awards that are granted to covered employees and designated by the Compensation Committee as qualified performance-based compensation for purposes of Section 162(m) of the Code.

In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of shares of common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Compensation Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, including: (i) adjustment of the number and kind of shares that may be delivered under the 2014 Equity Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price or base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In the event of a subdivision of a stock-split, a declaration of a dividend payable in shares of common stock, or a combination or consolidation of the outstanding shares into a lesser number of shares, authorization limits under the 2014 Equity Plan shall automatically be adjusted proportionately, and the shares of common stock then subject to each Award shall automatically, without the necessity for any additional action by the Compensation Committee, be adjusted proportionately without any change in the aggregate purchase price therefor. Notwithstanding the foregoing, the Compensation Committee may not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treasury Regulation Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares of common stock, or any transaction described in the foregoing paragraph, the Compensation Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than shares of common stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying shares of common stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance criteria and performance periods for Performance-Based Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Compensation Committee’s determination does not need to be uniform and may differ for participants whether or not such participants are similarly situated. However, any adjustment described in this paragraph remains subject to the general provisions of the 2014 Equity Plan governing amendments.

Types of Awards

Options

The Compensation Committee may grant Options at any time during the term of the 2014 Equity Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any Option will be at least equal to the fair market value of the shares of common stock (i.e., the closing price of the shares of common stock on NASDAQ) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of common stock; (iii) by a cashless exercise; and/or (iv) through any other method approved by the Compensation Committee. The Compensation Committee will also determine the term of the option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation Committee may grant all of the shares of common stock available for issuance under the 2014 Equity Plan with respect to ISOs. However, the Compensation Committee may only grant ISOs to employees of A. Schulman or its subsidiaries, and ISOs will be subject to certain additional restrictions, including without limitation compliance with the requirements of Section 422 of the Code.

Stock Appreciation Rights

The Compensation Committee may grant SARs at any time during the term of the 2014 Equity Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any SAR will be at least equal to the fair market value of the shares of common stock on the date the SAR is granted. The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of a SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of common stock on the exercise date; and (ii) the exercise price per share of common stock, multiplied by the number of shares of common stock with respect to which the SAR is exercised. A SAR may be settled in shares of common stock, cash or a combination thereof, as specified by the Compensation Committee in the related award agreement.

Restricted Stock

The Compensation Committee may grant shares of Restricted Stock at any time during the term of the 2014 Equity Plan in such number, and upon such terms and conditions, as it determines. Restricted Stock consists of shares of common stock that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that participants pay a purchase price for each share of Restricted Stock; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting.

The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2014 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2014 Equity Plan): (1) no condition on vesting of a Restricted Stock Award that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of a Restricted Stock Award that is based upon continued employment or the passage of time may provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant.

During the period that the shares of Restricted Stock remain subject to forfeiture: (i) A. Schulman may retain the certificates representing shares of Restricted Stock; (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock). At the end of the restriction period: (1) the participant will forfeit the shares of Restricted Stock if all terms, conditions and restrictions specified in the related award agreement have not been met; or (2) A. Schulman will distribute the shares of Restricted Stock to the participant if all terms, conditions and restrictions specified in the related award agreement have been met.

Restricted Stock Units

The Compensation Committee may grant Restricted Stock Units at any time during the term of the 2014 Equity Plan in such number, and upon such terms and conditions, as it determines. An Award of Restricted Stock Units may be settled in shares of common stock, cash or a combination thereof. Awards of Restricted Stock Units may include dividend equivalents, but may not provide voting rights with respect to the shares of common stock underlying the Restricted Stock Units. The Compensation Committee will impose such other terms, conditions and restrictions on any Award of Restricted Stock Units, which may include: (i) restrictions based on the achievement of specific performance goals; (ii) time-based restrictions; or (iii) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock Award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2014 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2014 Equity Plan): (1) no condition on vesting of an Award of Restricted Stock Units that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of an Award of Restricted Stock Units that is based upon continued employment or the passage of time may provide for vesting in full of the Restricted Stock Units more quickly than in pro rata installments over three years from the date of grant.

Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards at any time during the term of the 2014 Equity Plan in such number, and upon such terms and conditions, as it determines. The Compensation Committee may grant Other Stock-Based Awards in such form as it determines, including, without limitation: (i) unrestricted shares of common stock; or (ii) performance-based restricted stock units that are settled in shares of common stock and/or cash. The award agreement relating to each Other Stock-Based Award will specify the terms and conditions upon which the Award will vest, the form of settlement (which may be cash, shares of common stock or a combination thereof), whether the Award will include dividend equivalents and any other terms and conditions of the Award, provided that dividend equivalents may not be provided with respect to any unearned performance-based Award. Except as otherwise set forth in the 2014 Equity Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement: (1) no condition on vesting of an Other Stock-Based Award that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time may provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant.

Cash-Based Awards

The Compensation Committee may grant Cash Awards at any time during the term of the 2014 Equity Plan in such amounts, and upon such terms and conditions, as it determines. The award agreement relating to each Cash Award will specify the payment amount or payment range, any applicable performance objectives and any other terms and conditions of such Award.

Performance-Based Awards

Under the terms of the 2014 Equity Plan, the Compensation Committee may grant Cash Awards, Restricted Stock Awards and Other Stock-Based Awards in a manner that constitutes qualified performance-based compensation and is deductible by A. Schulman under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. Specifically, the Compensation Committee will condition the grant, vesting, exercisability and/or settlement of such Performance-Based Awards on the attainment of performance goals during a specified performance period. The Compensation Committee will base or derive the performance goals on one or more of the following performance criteria enumerated in the 2014 Equity Plan:

•	Net earnings

•	Earnings per share

•	Net sales

•	Net income (before and after taxes)

•	Net income

•	Net operating profit

•	Return measures (including return on assets, capital, equity or sales)

•	Cash flow (including operating cash flow and free cash flow)

•	Cash flow return on capital

•	Earnings before and after taxes

•	Gross or operating margins

•	Productivity ratios

•	Share price (including total stockholder return)

•	Expense targets

•	Margins

As determined by the Compensation Committee, the selected performance criteria may relate to the individual participant, A. Schulman, the Company and one or more affiliates of A. Schulman or one or more divisions or business units of the Company, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

For each Performance-Based Award granted to an individual who is or is likely to be a covered employee, the Compensation Committee will establish in writing the applicable performance goals, performance period and formula for computing the Performance-Based Award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25% of the applicable performance period. After the end of each performance period, the Compensation Committee will certify in writing whether the performance goals and other material terms imposed on the Performance-Based Award have been satisfied.

To the extent consistent with Section 162(m) of the Code, the Compensation Committee may calculate performance goals relating to any Performance-Based Award without regard to extraordinary items, and may adjust such performance goals in recognition of unusual or non-recurring events affecting A. Schulman or its affiliates or changes in applicable tax laws or accounting principles. Under the 2014 Equity Plan, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.

Termination of Employment or Service

The Compensation Committee will determine the extent to which each Award granted under the 2014 Equity Plan will vest and the extent to which a participant will have the right to exercise and/or settle the Award in connection with a participant’s termination of employment or service. Such provisions, which will be reflected in the related award agreement, need not be uniform among all Awards and may reflect distinctions based on the reasons for termination. However, the Compensation Committee may generally only accelerate the vesting conditions of an Award upon a participant’s termination due to death, Disability or Retirement or involuntary termination without Cause (as such terms are defined in the 2014 Equity Plan).

Change in Control

Except as otherwise provided in the related award agreement, in the event of a Change in Control (as such term is defined in the 2014 Equity Plan), unless the surviving or acquiring entity effectively assumes all of a participant’s outstanding Awards, or such Awards otherwise remain outstanding: (i) all of a participant’s Awards will be fully vested; (b) all performance objectives relating to a participant’s Awards will be deemed to have been satisfied (and, if the performance objectives require that performance be attained at a “target” level, the performance objectives will be deemed to have been satisfied at that “target” level as of the date of the Change in Control; (iii) all Options and SARs will be fully exercisable; and (iv) all Awards other than Options and SARs will be paid or settled, as the case may be, within 60 days following the date of the Change in Control. Further, if an Award is effectively so assumed or remains outstanding and a participant’s employment is terminated by the surviving or acquiring entity without Cause within 12 months after the consummation of such Change in Control transaction, such Award will be treated in the manner described in (i) through (iv) of the foregoing sentence upon such termination of employment.

Except as otherwise provided in the related award agreement or any other written agreement between A. Schulman or any of its affiliates, if A. Schulman concludes that any payment or benefit due to a participant under the 2014 Equity Plan, when combined with any other payment or benefit due to the participant from A. Schulman, any affiliates or any other entity would be considered a “parachute payment” within the meaning of Section 280G of the Code, the payment or benefit will be reduced to $1.00 less than the amount that would be considered a “parachute payment.”

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an Award, except by will or the laws of descent and distribution; and (ii) only the participant or his or her guardian or legal representative may exercise an Award during a participant’s lifetime.

No Rights as a Stockholder

Except as otherwise provided in the 2014 Equity Plan or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of common stock covered by an Award unless and until the participant becomes the record holder of such shares of common stock.

Repricing

The 2014 Equity Plan expressly prohibits the Board or Compensation Committee without prior approval of the stockholders from amending the terms of an outstanding Award to: (i) reduce the exercise price of an outstanding Option or SAR; (ii) cancel an outstanding Option or SAR in exchange for cash or other Awards (including Options or SARs) having an exercise price less than the exercise price of the original Option or SAR, or (iii) extending the original term of an outstanding Option or SAR.

Effective Date and Term

The 2014 Equity Plan will become effective upon its approval by the stockholders and, unless earlier terminated, will continue until the tenth anniversary of the effective date of the 2014 Equity Plan (except that the Compensation Committee may not grant any ISOs after October 16, 2024).

Amendment or Termination

The Board or Compensation Committee may amend or terminate the 2014 Equity Plan at any time, except that no amendment or termination may be made without stockholder approval if: (i) the amendment materially increases the benefits accruing to participants; (ii) the amendment materially increases the aggregate number of shares of common stock authorized for grant under the 2014 Equity Plan; (iii) the amendment materially modifies the eligibility requirements for participation; or (iv) such approval is required by any law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2014 Equity Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2014 Equity Plan.

Incentive Stock Options

A. Schulman intends for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted and A. Schulman will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO provided that the participant was, without a break in service, an employee of A. Schulman or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).

If the participant does not sell or otherwise dispose of the shares of common stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and A. Schulman will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of common stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price, and A. Schulman will be entitled to a corresponding deduction. Any amount realized in excess of the value of the shares of common stock on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares of common stock.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and A. Schulman will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of common stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of common stock or a combination of shares of common stock and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares of common stock that the participant purchases over the number of shares of common stock that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, A. Schulman will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a NQSO is greater than the aggregate fair market value of those shares of common stock at the time of exercise of the NQSO, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a NQSO is less than the aggregate fair market value of those shares of common stock at the time of exercise of the exercise of the NQSO, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when a SAR is granted, and A. Schulman will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of common stock the participant receives over the aggregate exercise price of the SAR, if any, and A. Schulman will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a SAR is greater than the aggregate fair market value of those shares of common stock at the time of exercise of the SAR, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of common stock that the participant acquired by exercising a SAR is less than the aggregate fair market value of those shares of common stock at the time of exercise of the SAR, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and A. Schulman will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of common stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of common stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and A. Schulman generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these shares of common stock is greater than the fair market value of the shares of common stock when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares of common stock when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of common stock subject to the Restricted Stock Award on the grant date, and A. Schulman will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of common stock subject to a Restricted Stock Award, any appreciation between the grant date and the date the participant disposes of the shares of common stock will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the fair market value of the shares of common stock on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units and Other Stock-Based Awards

Generally, a participant will not recognize taxable income when a Restricted Stock Unit or an Other Stock-Based Award is granted, and A. Schulman will not receive a deduction at that time. However, upon the settlement of the Restricted Stock Unit or Other Stock-Based Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the shares of common stock that the participant receives, less the aggregate exercise price of the Restricted Stock Unit or Other Stock-Based Award, if any. A. Schulman generally will be entitled to a deduction equal to the income that the participant recognizes.

If the participant receives shares of common stock upon the settlement of a Restricted Stock Unit or Other Stock-Based Award and the amount the participant receives upon disposition of the shares of common stock acquired upon the settlement of the Restricted Stock Unit or Other Stock-Based Award is greater than the fair market value of the shares of common stock when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of common stock for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of these shares of common stock is less than the value of the shares of common stock when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of common stock for more than one year after they were issued.

Cash-Based Award

A participant will not recognize ordinary income at the time a Cash Award is granted, and A. Schulman will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash Award is settled equal to the amount of the cash received, and A. Schulman will be entitled to a corresponding deduction.

Section 409A

Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. A. Schulman intends for the Awards granted under the 2014 Equity Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

New Plan Benefits

All Awards granted under the 2014 Equity Plan will be at the discretion of the Compensation Committee and, in the case of Performance-Based Awards, dependent upon A. Schulman’s future performance. As a result, the specific number and terms of Awards that: (i) will be granted to participants; or (ii) would have been granted to participants during the 2014 fiscal year had the 2014 Equity Plan been in place, are not determinable. See “Director Compensation” beginning on page 44 of this proxy statement for information regarding the Company’s non-employee director compensation program, which is expected to be continued under the 2014 Equity Plan.

For information regarding the shares of common stock available for issuance under A. Schulman’s existing equity compensation plans, see the “EQUITY COMPENSATION PLAN INFORMATION” on page 16 of this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the common stock present, represented and entitled to vote at the Annual Meeting will be required for approval of the 2014 Equity Plan. Broker non-votes will not be counted for the purpose of determining whether Proposal Four has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Four and thus will have the same effect as a vote against Proposal Four.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE 2014 EQUITY PLAN

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those described in this proxy statement. Our By-Laws describe procedures, including minimum notice provisions, for stockholder nomination of directors and submission of other stockholder business to be transacted at any Annual Meeting. A copy of the pertinent By-Law provisions is available on request to our corporate Secretary at: A. Schulman, Inc., 3637 Ridgewood Road, Fairlawn, Ohio 44333. If any such stockholder proposals or other business to be transacted properly comes before the Annual Meeting, it is intended that shares represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

By order of the Board of Directors,

DAVID C. MINC
Vice President, General Counsel and Secretary

October 31, 2014

APPENDIX A

A. SCHULMAN, INC.

2014 EQUITY INCENTIVE PLAN

The Plan is intended to foster and promote the long-term financial success of the Company and its Affiliates and to increase stockholder value by providing Participants an opportunity to acquire and maintain an ownership interest in the Company and enabling the Company and its Affiliates to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.

ARTICLE I

DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1 “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2 “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3 “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the Plan.

1.4 “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5 “Beneficial Owner” shall mean a “beneficial owner” as defined in Rule 13d-3 under the Act.

1.6 “Board” shall mean the Board of Directors of the Company.

1.7 “Cash-Based Award” shall mean a cash Award granted pursuant to Article X of the Plan.

1.8 “Cause” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s (a) gross neglect of duties owed to the Company or its Affiliates, (b) knowing commission of misfeasance or permission of nonfeasance of duties in any material respect, or (c) commission of a felony.

1.9 “Change in Control” shall mean, with respect to the payment, exercise or settlement of any Award:

(a) Any Person (as defined below), within any 12 month period, becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30 percent or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(b) The following individuals cease for any reason to constitute a majority of the number of persons then serving on the Board (“Board Members”): individuals who, on the date hereof, constitute the Board and any new Board Member (other than a Board Member whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of Board Members) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Board Members then still in office who either were Board Members on the date hereof or whose appointment, election or nomination for election was previously so approved; or

(c) The Company consummates any other transaction involving a merger or consolidation with any other corporation or issues voting securities in connection with the consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than: (i) a merger or consolidation in which voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 70 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing 30 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, or (iii) any transaction or series of integrated transactions immediately following which the record holders of the common Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; or

(d) The Company liquidates, dissolves, or sells or disposes of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 70 percent of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan if, with respect to a Participant, the Participant participates as an equity investor in the acquiring entity or any of its Affiliates (the “Acquiror”). For purposes of the preceding sentence, such Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of: (x) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters; (y) obtaining Beneficial Ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company or (z) passive ownership of less than 3 percent of the stock of the Acquiror.

For purposes of this definition, “Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, and shall include “persons acting as a group” within the meaning of Section 409A of the Code; provided, however, that except that the term will not include (i) the Company or any Related Entity, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Related Entity, (iii) an underwriter temporarily holding securities pursuant to an offering of those securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

1.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.11 “Committee” shall mean:

(a) in the case of Awards to Directors, the entire Board; and

(b) in the case of all other Awards, the Compensation Committee of the Board (or a subcommittee thereof), which will be comprised of at least two directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder, a “non-employee” director within the meaning of Rule 16b-3 under the Act, and an “independent director” under the rules of the exchange on which the Shares are listed.

1.12 “Company” shall mean A. Schulman, Inc., a Delaware corporation, and any successor thereto.

1.13 “Consultant” shall mean any person who renders services to the Company or any Affiliate other than an Employee or a Director.

1.14 “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

1.15 “Director” shall mean a person who, on an applicable grant date, (a) is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders); and (b) is not an Employee.

1.16 “Disability” shall mean:

(a) with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(b) with respect to any other Award, “disability” as defined in Section 22(e)(3) of the Code;

Disability will be determined by the Committee in good faith upon receipt of sufficient medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

1.17 “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common-law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.18 “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a) If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b) If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, and if the relevant date is not a trading day, then on the next trading day; or

(c) If neither (a) nor (b) applies: (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder; and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.19 “Full Value Award” shall mean an Award that is settled by the issuance of Shares, other than an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right.

1.20 “Incentive Stock Option” shall mean an Option that is intended to satisfy the requirements of Section 422 of the Code.

1.21 “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

1.22 “Option” shall mean an option to purchase Shares which is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.23 “Other Stock-Based Award” shall mean an Award granted pursuant to Article IX of the Plan.

1.24 “Participant” shall mean an Employee, Director or Consultant who is granted an Award under the Plan.

1.25 “Performance-Based Award” shall mean an Award granted pursuant to Article XI of the Plan.

1.26 “Performance Criteria” shall mean (a) with respect to a Participant who is or is likely to be a Covered Employee and for an Award that is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the

Code, the performance criteria described in Section 11.2(a) of the Plan, and (b) with respect to any other Participant, any performance criteria determined by the Committee in its sole discretion.

1.27 “Plan” shall mean the A. Schulman, Inc. 2014 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

1.28 “Related Board” shall mean the board of directors of any incorporated Affiliate or the governing body of any unincorporated Affiliate.

1.29 “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is issued Shares which are subject to specified restrictions on vesting and transferability.

1.30 “Restricted Stock Unit” shall mean an Award granted pursuant to Article VIII of the Plan under which a Participant is issued a right to receive a specified number of Shares or a cash payment equal to a specified number of Shares, the settlement of which is subject to specified restrictions on vesting and transferability.

1.31 “Retirement” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable): (a) with respect to Participants who are Employees, voluntary termination after age 60; and (b) with respect to Participants who are Directors, voluntary termination of service as a Director (i) after serving one full term as elected Director, and (ii) being nominated for election to a second consecutive term.

1.32 “Shares” shall mean the common shares, par value $0.01 per share, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.33 “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan under which a Participant is given the right to receive the difference between the Fair Market Value of a Share on the date of grant and the Fair Market Value of a Share on the date of exercise of the Award.

1.34 “Subsidiary” shall mean with respect to an Incentive Stock Option, an Affiliate that is also a “subsidiary corporation” as defined under Section 424(f) of the Code.

1.35 “Treasury Regulations” shall mean the regulations issued by the United States Department of the Treasury with respect to the relevant section of the Code.

ARTICLE II

SHARES SUBJECT TO THE PLAN

2.1 Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 2,000,000, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II: (a) upon a grant of a Full Value Award, the number of Shares available for issuance under the Plan shall be reduced by 1.77 Shares for each Share subject to such Full Value Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to the Award at the date of grant, and (b) upon a grant of an Option or Stock Appreciation Right, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

2.2 Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares, (b) Shares covered by an Award that is settled only in cash, (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the

Company or any Affiliate, and (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to be again available for Awards under the Plan.

2.3 Fiscal Year Limits. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 2.4):

(a) Options. The maximum number of Options granted under the Plan in any fiscal year of the Company to any one Participant shall be for 250,000 Shares.

(b) Stock Appreciation Rights. The maximum number of Stock Appreciation Rights granted under the Plan in any fiscal year of the Company to any one Participant shall be 250,000 with respect to Shares.

(c) Performance-Based Awards. With respect to any one fiscal year of the Company (i) the maximum amount that may be paid to any one Participant for Performance-Based Awards payable in cash or property other than Shares shall be $3,000,000; and (ii) the maximum number of Shares that may be paid to any one Participant for Performance-Based Awards payable in Shares shall be 150,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one fiscal year of the Company is the total amount payable or Shares earned for the performance period divided by the number of fiscal years in the performance period.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award made under the Plan in any fiscal year of the Company to any one Non-Employee Director shall be 10,000 Shares.

2.4 Adjustments.

(a) Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of Shares that may be delivered under the Plan; (ii) adjustment of the number and kind of Shares subject to outstanding Awards; (iii) adjustment of the exercise price or base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treasury Regulation Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 2.1 and 2.3 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

(b) Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in paragraph (a) of this Section 2.4), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Shares, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that Performance Criteria and performance periods for Performance-Based Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Any adjustment pursuant to this paragraph (b) shall be subject to the provisions of Section 14.

2.5 Full Value Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Full Value Awards covering up to ten percent (10%) of the Shares available for issuance pursuant to Section 2.1 without regard to the minimum vesting requirements of Sections 7.3(a), 8.3, and 9.1 of the Plan.

ARTICLE III

ADMINISTRATION

3.1 In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan, including the dates on which Awards may vest and be exercised, the acceleration of any such dates and the expiration date of any Award; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act, or (c) its authority under any equity award granting policy of the Company that may be in effect from time to time.

ARTICLE IV

ELIGIBILITY

Any Employee, Director or Consultant selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that Incentive Stock Options shall only be granted to Employees who are employed by the Company or a Subsidiary.

ARTICLE V

OPTIONS

5.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

5.4 Prohibition on Repricing. Except as otherwise provided in Section 2.4, without the prior approval of the stockholders of the Company: (a) the exercise price of an Option may not be reduced, directly or indirectly, (b) an Option may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (c) the Company may not repurchase an Option for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

5.5 Term. The term of an Option shall be determined by the Committee; provided, however, that in no event shall the term of any Option exceed ten (10) years from its date of grant.

5.6 Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements.

5.7 Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act, (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

5.8 Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(a) The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b) The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c) No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless: (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a Share on the date the Incentive Stock Option is granted; and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2 Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

6.3 Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100 percent of the Fair Market Value of a Share on the date of grant.

6.4 Prohibition on Repricing. Except as otherwise provided in Section 2.4, without the prior approval of the stockholders of the Company: (a) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly, (b) a Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (c) the Company may not repurchase a Stock Appreciation Right for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.

6.5 Term. The term of a Stock Appreciation Right shall be determined by the Committee; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from its date of grant.

6.6 Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements.

6.7 Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to: (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share; multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

ARTICLE VII

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2 Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

7.3 Terms, Conditions and Restrictions.

(a) The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.5 and Article XIII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of a Restricted Stock Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of a Restricted Stock Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Award more quickly than in pro rata installments over three years from the date of grant of the Award.

(b) To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c) Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4 Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a) Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b) Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Participants may be granted Restricted Stock Units in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

8.2 Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

8.3 Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Award of Restricted Stock Units as it may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.5 and Article XIII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Award of Restricted Stock Units that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Award of Restricted Stock Units that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Units more quickly than in pro rata installments over three years from the date of grant of the Award.

8.4 Form of Settlement. An Award of Restricted Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.5 Dividend Equivalents. Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. In no event will a Participant have any voting rights with respect to the Shares underlying the Restricted Stock Units.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.1 Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including without limitation, (a) unrestricted Shares, whole or otherwise, or (b) performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Section 2.5 and Article XIII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Other Stock-Based Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Other Stock-Based Award more quickly than in pro rata installments over three years from the date of grant of the Award.

9.2 Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

9.3 Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

9.4 Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. Nothing in the foregoing shall be construed as permitted dividend equivalents to be provided with respect to any unearned Performance Award.

ARTICLE X

CASH-BASED AWARDS

Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, performance objectives and that the Cash-Based Award is a Performance-Based Award under Article XI.

ARTICLE XI

PERFORMANCE-BASED AWARDS

11.1 In General. Notwithstanding anything in the Plan to the contrary, Cash-Based Awards, Shares of Restricted Stock and Other Stock-Based Awards may be granted in a manner which is deductible by the Company under Section 162(m) of the Code as

Performance-Based Awards. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Performance-Based Award must meet the requirements of this Article XI.

11.2 Performance Criteria.

(a) For purposes of the Plan, the “Performance Criteria” for Participants who are or are likely to be Covered Employees may be based upon or derived from any of the following:

(i)	Net earnings;

(ii)	Earnings per Share;

(iii)	Net sales;

(iv)	Net income (before and after taxes);

(v)	Net income;

(vi)	Net operating profit;

(vii)	Return measures (including return on assets, capital, equity or sales);

(viii)	Cash flow (including operating cash flow and free cash flow);

(ix)	Cash flow return on capital;

(x)	Earnings before and after taxes, interest, depreciation and/or amortization;

(xi)	Gross or operating margins;

(xii)	Productivity ratios;

(xiii)	Share price (including total stockholder return);

(xiv)	Expense targets; and

(xv)	Margins.

(b) Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliate or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

11.3 Establishment of Performance Goals. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall establish (a) the applicable performance goals and performance period, (b) the formula for computing the Performance-Based Award and (c) such other terms and conditions applicable to the Performance-Based Award in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25 percent of the applicable performance period.

11.4 Certification of Performance. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees and that are intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, the Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award. No such Performance-Based Award shall be granted, vested, exercisable and/or settled, as the case may be, until the Committee makes this certification.

11.5 Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.

11.6 Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount otherwise payable based on the satisfaction of the performance goals and other materials terms of the Performance-Based Award.

ARTICLE XII

TERMINATION OF EMPLOYMENT OR SERVICE

With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee at any time prior to or after such termination, shall be included in the related Award Agreement or an amendment thereto, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

Subject to Sections 7.3(a), 8.3 and 9.1, or as otherwise provided in the Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, Retirement or involuntary termination without Cause of the Participant. Notwithstanding the foregoing, in no event shall any Performance-Based Award granted to a Covered Employee that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full, upon the termination of employment of the Covered Employee without regard to the satisfaction of the related Performance Criteria.

ARTICLE XIII

CHANGE IN CONTROL

13.1 Exercise and Settlement. Except as otherwise provided in the related Award Agreement, upon the occurrence of a Change in Control: (a) unless outstanding Awards are effectively assumed by the surviving or acquiring entity or otherwise remain outstanding, (i) all of the Participant’s Awards will be fully vested; (ii) all performance objectives relating to a Participant’s Awards will be deemed to have been satisfied (and, if the performance objectives required that performance be attained at a “target” level, the performance objectives will be deemed to have been satisfied at that “target” level) as of the date of such Change in Control; (iii) all Options and Stock Appreciation Rights will be fully exercisable; and (iv) all Awards other than Options and Stock Appreciation Rights will be paid or settled, as the case may be, within 60 days following the date of such Change in Control; and (b) if an Award is effectively so assumed or remains outstanding and the Participant’s employment is terminated by the surviving or acquiring entity without Cause within 12 months after the consummation of such Change in Control transaction, such Award will be treated in the manner described in subparagraphs (i) through (iv) of paragraph (a) of this Section 13.1 upon such termination of employment. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

13.2. Effect of Section 280G of the Code. Unless specified otherwise in the associated Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 13.2 shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE XIV

AMENDMENT OR TERMINATION OF THE PLAN

14.1 In General. The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s stockholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

14.2 Awards Previously Made. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock

Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or Stock Appreciation Right may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 2.4, the exercise price of an Option or base price of a Stock Appreciation Right may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously made under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

14.3 Compliance Amendments. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Board or the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 14.3 to any Award made under the Plan without further consideration or action.

14.4 Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who does not qualify as a Participant on the date of grant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 14.4 to any Award made under the Plan without further consideration or action.

ARTICLE XV

TRANSFERABILITY

15.1 Except as described in Section 15.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XV, no Award may be transferred by a Participant for value or consideration.

15.2 Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XVI

MISCELLANEOUS

16.1 No Right to Continued Service or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee, Director or Consultant at any time. In addition, no Employee, Director or Consultant shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

16.2 Tax Withholding.

(a) The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award; (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; or (iv) collected directly from the Participant.

(b) Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

16.3 Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

16.4 Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 16.4.

16.5 Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.6 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio, except to the extent that the laws of the state in which the Company is incorporated are mandatorily applicable.

16.7 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

16.8 Rights as a Stockholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

16.9 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

16.10 Section 409A of the Code.

(a) Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b) If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c) Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

16.11 Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees

16.12 Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVII

EFFECTIVE DATE AND TERM OF THE PLAN

This Plan shall be effective upon its approval by the stockholders. No Incentive Stock Options shall be granted under the Plan after October 16, 2024, and no other Awards shall be granted under the Plan after the tenth anniversary of the effective date of the Plan or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

SHAREOWNER SERVICES

PO BOX 64945

ST.   PAUL,   MN   55164-0945

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote your proxy and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 11, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy up until 11:59 P.M. Eastern Time on December 11, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,
NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain

1a. Eugene R. Allspach	☐	☐	☐

1b. Gregory T. Barmore	☐	☐	☐

1c. David G. Birney	☐	☐	☐	1j. Bernard Rzepka	☐	☐	☐

1d. Joseph M. Gingo	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2., 3. and 4.	For	Against	Abstain

1e. Michael A. McManus, Jr.	☐	☐	☐	2. The ratification of the selection of PricewaterhouseCoopers LLP as A. Schulman’s independent registered public accounting firm for the fiscal year ending August 31, 2015.	☐	☐	☐
1f. Lee D. Meyer	☐	☐	☐

1g. James A. Mitarotonda	☐	☐	☐	3. To approve, on an advisory basis, the proposal regarding A. Schulman’s executive compensation.	☐	☐	☐

1h. Ernest J. Novak, Jr.	☐	☐	☐	4 To approve the 2014 Equity Incentive Plan.	☐	☐	☐

1i. Dr. Irvin D. Reid	☐	☐	☐	NOTE: The transaction of any other business as may properly come before the stockholders at the Annual Meeting and any adjournments thereof.
For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

A. SCHULMAN, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

DECEMBER 12, 2014

The undersigned hereby appoints JOSEPH M. GINGO, JOSEPH J. LEVANDUSKI, and DAVID C. MINC and each of them as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of A. Schulman, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders of A. Schulman, Inc. to be held on December 12, 2014 and at any adjournment(s) and postponement(s) thereof, in the manner specified on this proxy and as fully as the undersigned could do if personally present at the meeting. Receipt of a separate notice of annual meeting and proxy statement is acknowledged by return of this proxy or by voting via telephone or internet in accordance with the instructions on the other side of this proxy.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you vote by telephone or internet you do not need to mail back this proxy. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF A. SCHULMAN, INC. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF PROPOSALS TWO, THREE and FOUR.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on December 12, 2014

A. SCHULMAN, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: October 17, 2014
Date: December 12, 2014 Time: 10:00 AM EST
	Location:	Hilton Inn West 3180 West Market St Akron OH 44333

SHAREOWNER SERVICES PO BOX 64945 ST. PAUL, MN 55164-0945	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Annual Report
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 30, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
Nominees
1a.	Eugene R. Allspach	3.	To approve, on an advisory basis, the proposal regarding A. Schulman’s executive compensation.
1b.	Gregory T. Barmore

1c.	David G. Birney	4	To approve the 2014 Equity Incentive Plan.
1d.	Joseph M. Gingo

1e.	Michael A. McManus, Jr.	NOTE: The transaction of any other business as may properly come before the stockholders at the Annual Meeting and any adjournments thereof.
1f.	Lee D. Meyer

1g.	James A. Mitarotonda

1h.	Ernest J. Novak, Jr.

1i.	Dr. Irvin D. Reid

1j.	Bernard Rzepka

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as A. Schulman’s independent registered public accounting firm for the fiscal year ending August 31, 2015.

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